Exhibit 10.1

LEASE

10 CANAL PARK
CAMBRIDGE, MA

THIS INSTRUMENT IS A LEASE, dated as of January       , 1992 in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in the building (the “Building”) known and numbered as Ten Canal Park, Cambridge, Massachusetts.  The parties to this instrument hereby agree with each other as follows:

ARTICLE I

BASIC LEASE PROVISIONS

1.1           INTRODUCTION.  The following terms and provisions set forth basic data and, where appropriate, constitute definitions of the terms hereinafter listed:

1.2           BASIC DATA.

Landlord:

Teachers Insurance and Annuity
Association of America

Landlord’s Original Address:

c/o Leggat McCall Properties Management, Inc.
Ten Post Office Square
Boston, MA 02109

Tenant:

Aspen Technology, Inc.,
a Massachusetts corporation

Tenant’s Original Address:

251 Vassar Street
Cambridge, MA 02139

Basic Rent:

The following amounts payable as and when required by Section 3.1 of the Lease

Lease Year	Basic Rent (per annum)	Monthly Payment
1	$791,331.38	$65,944.28
2	$844,030.14	$70,335.85
3	$969,827.18	$80,818.93
4	$969,827.18	$80,818.93
5	$1,156,667.15	$96,388.93
6	$1,156,667.15	$96,388.93
7	$1,156,667.15	$96,388.93
8	$1,307,492.47	$108,957.71
9	$1,409,401.47	$117,450.12
10	$1,511,310.47	$125,942.54

Premises Rentable Area:  During Lease Years 1 through and including the end of Lease Year 4; 84,99 8 square feet located on floors 2, 3, 4 and 5 of the Building and during Lease Years 5 through and including the end of Lease Year 10, 101,909 rentable square feet located on floors 2,13, 4, 5 and 6 of the Building.

Permitted Uses:  General office specifically excluding offices of governmental agencies or authorities.

Escalation Factor:  As determined in accordance with the Escalation Factor Computation.

Operating Expense Escalation Factor:  As determined in accordance with the Operating Expense Escalation Factor Computation.

Initial Term:  Ten (10) Lease Years commencing on the Commencement Date.

Security Deposit:  In the form of Letters of Credit and/or Cash Deposits in such amounts as are from time to time required pursuant to Section 14.17 of this Lease.

1.3                                 ADDITIONAL DEFINITIONS.

Manager:  The entity from time to time designated as such pursuant to the provisions of Section 14.29 of this Lease.

Building Rentable Area:  101,909 rentable square feet (excludes retail areas of the Building) as measured by the American National Standards Institute Method.

Business Days:  All days except Saturday, Sunday, New Year’s Day, Washington’s Birthday, Patriot’s Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans’ Day, Thanksgiving Day, Christmas Day (and the following day when any such day occurs on Sunday).

Commencement Date:  As defined in Section 4.1.

Default of Tenant:  As defined in Section 13.1.

Escalation Charges:  The amounts prescribed in Sections 8.1 and 9.2.

Escalation Factor Computation:  Premises Rentable Area divided by the sum of the Building Rentable Area plus the Retail Rentable Area.

Operating Expense Escalation Factor Computation:  Premises Rentable Area divided by the number of rentable square feet of the Building Rentable Area occupied by office tenants (including Tenant).

Force Majeure:  Collectively and individually, strike or other labor trouble, fire or other casualty, governmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of, or inability to obtain, fuel, supplies or labor resulting therefrom, or any other cause, whether similar or dissimilar, beyond Landlord’s reasonable control.

Landlord’s Construction Representative:  Leggat McCall Properties Management, Inc.

Initial Public Liability Insurance:  $1,000,000 per person; $3,000,000 per occurrence (combined single limit) for property damage, bodily injury or death.

Lease Year or lease year:  Each consecutive 12 calendar month period immediately following the Commencement Date, but if the Commencement Date shall fall on other than the first day of a calendar month, then such term shall mean each consecutive twelve calendar month period commencing with the first day of the first full calendar month of the Initial Term.  The first lease year shall include any partial month between the Commencement Date and the first day of the first full calendar month imediately following the Commencement Date).

Operating Expenses:  As set forth in Section 9.1.

Operating Year:  As defined in Section 9.1.

Premises:  The portions of the Building as shown on Exhibit A and Exhibit A-1 annexed hereto, it being agreed and understood that during Lease Year 1 through and including the end of Lease Year 4, the Premises will consist of 84,998 rentable square feet shown on Exhibit A and located on floors 2, 3, 4 and 5 (together with the balconies accessible therefrom) and thereafter, for the balance of the Term of this Lease beginning as of the first day of the 5th Lease Year, the Premises shall also include the space on the 6th floor of the Building as shown, on Exhibit A-1 and consist of 101,909 rentable square feet located on floors 2, 3, A, 5 and 6 of the Building (together with the balconies accessible therefrom).

Property:  The Building and the land parcel on which it is located (including adjacent sidewalks and any appurtenant areas described in Section 2.2).

Retail Rentable Area:  8,934 rentable square feet.

Tax Year:  As defined in Section 8.1.

Taxes:  As determined in accordance with Section 8.1.

Tenants Removable Property:  As defined in Section 5.2.

Tenant’s Construction Representative:  Reynolds, Vickery, Messina and Griefen Co.

Term of this Lease:  The Initial Term and any proper extension thereof exercised in accordance with the provisions hereof.

Utility Expenses:  As defined in Section 9.1.

Exhibits:  The following Exhibits are annexed to this Lease and incorporated herein by this reference:

Exhibit A:	Plan showing Premises

Exhibit A-l:	Plan Showing Premises (Lease Year 5 through the remainder of the Term of this Lease)

Exhibit B:	Specifications of Improvements and Plans showing Tenant Lay-out

Exhibit C:	Building Services (Identifying certain minimum building service criteria)

Exhibit D:	Options to Extend; Right of Refusal

Exhibit E:	Operating Expenses

Exhibit F:	Building Management Specifications

Exhibit G:	East Cambridge Parking Facility - Phase I

Exhibit H:	East Cambridge Parking Facility - Phase II

Exhibit I:	Intentionally Omitted

Exhibit J:	Intentionally Omitted.

Exhibit K:	General Contractor’s Letter

Exhibit L:	Initial Approved Budget

ARTICLE II

PREMISES AND APPURTENANT RIGHTS.”

2.1           LEASE OF PREMISES.  Landlord hereby demises and leases to Tenant for the Term of this Lease and upon the terms and conditions hereinafter set forth, and Tenant hereby accepts from Landlord, the Premises (as the Premises shall be expanded pursuant to the terms of this Lease).

2.2           APPURTENANT RIGHTS AND RESERVATIONS.  (a)  Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use, and permit its invitees to use in common with others, public or common lobbies, hallways, stairways and elevators, roadways and common walkways necessary for access to the Building including, without limitation, all common areas and appurtenances which are intended to be used and enjoyed by all tenants of the Building but specifically excluding any such area or appurtenances as are specifically reserved for the exclusive use of other tenants of the Building; but Tenant shall have no other appurtenant rights and all such rights shall always be subject to reasonable rules and regulations from time to time established by Landlord pursuant to Section 14.7 and to the right of Landlord to designate and change from time to time areas and facilities so to be used; provided that to the extent within Landlord’s control, reasonably equivalent substitutes therefor are made available.  In exercising its rights pursuant to this Section 2.2(a), Landlord shall use good faith efforts, to the extent within its control to avoid unreasonable interference with Tenant’s use of the Premises.

(b)           Excepted and excluded from the Premises are the ceiling, floor, perimeter walls and exterior windows, except the inner surfaces thereof, but the entry doors (and related glass and finish work) to the Premises are a part thereof; and Tenant agrees that Landlord shall have the right to place in the Premises (but in such manner as to reduce to a minimum interference with Tenant’s use of the Premises) interior storm windows, subcontrol devices (by way of illustration, an electric sub panel, etc.), utility lines, pipes, equipment and the like, in, over and upon the Premises.  Tenant shall install and maintain, as Landlord may require, proper access panels in any high ceilings or walls as may be installed by Tenant in the Premises to afford access to any facilities above the ceiling or within or behind the walls.

(c)           Landlord, for the benefit of the Landlord, the Manager and all other tenants of the Building, hereby expressly reserves the right and easement (the “Access Easement”) to use (i) that portion of the Premises located on the second floor of the Building identified on Exhibit A and Exhibit A-1 as the “Access Easement” and (ii) the elevator situated in the elevator bank near the mezzanine lobby stairwell closest to the Access Easement for purposes of access to and egress from the Loading Dock Area and the respective premises of other tenants of the Building in connection with deliveries to such respective tenant’s premises.  Tenant hereby consents to the reservation and easement described in this Section 2.2(c).  In connection with each use of the Access Easement and the elevator, the Manager shall insure that the elevator is padded to protect against damage and that a suitable screening device is in place to shield such delivery activities from the view of Tenant’s reception area.  It shall be the responsibility of Manager to enforce Building Rules and Regulations applicable to the timing of the use of the Access Easement and the padding and screening requirements.  The provisions of this Section 2.2(c) shall be binding upon and inure to the benefit of Landlord, the Manager and Tenant and their respective successors and assigns.

ARTICLE III

BASIC RENT

3.1           PAYMENT.  (a)  Tenant agrees to pay to Landlord, or as directed by Landlord, commencing on the Commencement Date without offset, abatement (except as provided in Article 12.1), deduction or demand, the Basic Rent.  Such Basic Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease, at Landlord’s Original Address, or at such other place as Landlord shall from time to time designate by notice to Tenant, in lawful money of the United States.  Until notice of some other designation is given by Landlord, Basic Rent and all other charges for which provision is herein made shall be paid by remittance payable to the Landlord and addressed to the Landlord at 730 Third Avenue, New York, New York 10017, Attention:  Mr. Philip R. DiGennaro, and all remittances so received as aforesaid, or by any subsequently designated recipient, shall be treated as a payment to Landlord.  In the event that any installment of Basic Rent is not paid on the due date thereof, Tenant shall pay, in addition to any Basic Rent, Escalation Charges or other additional charges due under this Lease, an administrative fee equal to 5% of the overdue payment if such overdue payment is not paid within 5 days after written notice from Landlord.  It is agreed and understood that nothing contained in the immediately preceding sentence shall require that Landlord provide Tenant with written notice of any of the matters specified in Section 13.1(a)(i) in order to establish a Default of Tenant pursuant to said Section 13.1(a)(i).

(b)           Basic Rent for any partial month shall be pro-rated on a daily basis, and if the first day on which Tenant must pay Basic Rent shall be other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be equal to a proportionate part of the monthly installment of Basic Rent for the partial month from the first day on which Tenant must pay Basic Rent to the last day of the month in which such day occurs, plus the installment of Basic Rent for the succeeding calendar month.

ARTICLE IV

COMMENCEMENT DATE; TENANT’S PLANS;
TENANT’S WORK;  LANDLORD’S ALLOWANCE

4.1           COMMENCEMENT DATE.

(a)           The Commencement Date shall be the earliest to occur of (i) that date which is 250 days after the date of this Lease (the “Anticipated Completion Date”) irrespective of whether Tenant has completed Tenant’s Work (as said term is hereafter defined) or obtained a certificate of occupancy for the Premises by such date, or (ii) that date on which Tenant commences occupancy of all or any portion of the Premises for the Permitted Uses, or (iii) that date which is the date of issuance of a Certificate of Occupancy (temporary or permanent) for all or any portion of the Premises, whichever first occurs.  Tenant shall provide Landlord with a copy of any Certificate of Occupancy issued by the City of Cambridge for the Premises and shall not occupy all or any portion of the Premises until such time as a Certificate of Occupancy has issued for same.  Each of the parties hereto agrees to, upon demand of the other, execute a declaration expressing the Commencement Date as soon as the Commencement Date has been determined.  The Anticipated Completion Date shall be extended one day for each of the Landlord’s Delay Days (as said term is hereinafter defined in Section 4.2(b)).

4.2           PROPOSED TENANT’S PLANS; TENANT’S PLANS; BUILDING STANDARDS; APPROVALS.

(a)           Generally.  Tenant acknowledges that Landlord is extremely concerned with the quality of the work to be performed by the Tenant’s G.C. (as said term is hereinafter defined) with respect to materials, workmanship and suitability of the design and construction work to be employed in completing Tenant’s Work in terms of integration of and compatibility with Base Building Systems (as said term is hereafter defined) and their design and the high quality of existing improvements in the Building.  As used in this Article IV, the term “Proposed Tenant’s Plans” shall mean working drawings, written instructions, plans and specifications prepared by Tenant’s architects and/or Tenant’s engineers from time to time which are to be submitted to Landlord’s Construction Representative and which shall be sent under separate cover letter, specifically identifying the Proposed Tenant’s Plans which are being transmitted and the specific purposes and approvals for which such materials are being submitted.  All Proposed Tenant’s Plans shall contain at least the information and detail specified in the Specifications of Leasehold Improvements and Tenant Lay-Out annexed as Exhibit B to this Lease.  Landlord’s Construction Representative (or as applicable in the case of Structural Plans, Landlord) shall respond to requests for review of Proposed Tenant’s Plans in writing and transmission of such writings shall be sufficient if sent by facsimile transmission.  As used in this Lease, the term “Tenant’s Plans” shall mean final Proposed Tenant’s Plans showing Tenant’s Work which have been approved by Landlord’s Construction Representative and (as applicable) Landlord.  Tenant shall not perform any work or make any improvements in or to the Premises unless such work or improvements are performed in accordance with Tenant’s Plans approved in accordance with the terms and provisions of this Lease.

In the event Landlord’s Construction Representative, or, as applicable, Landlord shall reject any Proposed Tenant’s Plans, Landlord’s Construction Representative shall advise Tenant’s Construction Representative of the reasons for such rejection.  Review of Proposed Tenant’s Plans by Landlord’s Construction Representative and, as applicable, Landlord shall not be deemed or construed to mean that such plans comply with applicable rules, laws, ordinances or codes.  Wherever reasonably possible, Landlord’s Construction Representative shall approve Proposed Tenant’s Plans with exceptions or notations for specific items without rejecting the entire Plan.

If Landlord’s Construction Representative (or, as applicable, Landlord) rejects all or any portion of Proposed Tenant’s Plans, Tenant shall promptly submit revised Proposed Tenant’s Plans to Landlord’s Construction Representative or, as applicable, to Landlord in the case of the Structural Plans.

In the event Landlord’s Construction Representative (or, as applicable, Landlord) rejects such revisions, Landlord’s Construction Representative shall advise Tenant’s Construction Representative in writing of the reasons for such rejection.  If necessary, the process described in the foregoing provisions of this Section 4.2(a) shall be repeated until such time as the Proposed Tenant’s Plans and outline specifications have been approved by Landlord’s Construction Representative and (as applicable) Landlord.

All Proposed Tenant’s Plans submitted to Landlord’s Construction Representative or (as applicable) Landlord for approval pursuant to the provisions of this Section 4.2(a) which are approved and initialled by Landlord’s Construction Representative and (as applicable) Landlord shall, for all purposes under this Lease constitute “Tenant’s Plans”.  Landlord’s Construction Representative and Tenant’s Construction Representative shall develop a list of Tenant’s Plans as Proposed Tenant’s Plans are approved and finalized.  In the event that, once approved, Tenant desires to change or amend any aspect of Tenant’s Plans, all such changes or amendments must be submitted to Landlord’s Construction Representative as Proposed Tenant’s Plans for approval in the manner described in the Change Order provisions of this Lease as contained in this Section 4.2(a).

Landlord hereby acknowledges that Landlord’s Construction Representative and (as applicable), Landlord will not act in an arbitrary, capricious or dilatory manner in connection with requests for approvals of Proposed Tenant’s Plans; provided, however, that Tenant and Tenant’s Construction Representative hereby acknowledge that Landlord’s Construction Representative or (as applicable) Landlord shall not be required to approve any work or materials shown on Proposed Tenant’s Plans or any aspect of Tenant’s Plans (or any Change Orders) which are not compatible with plans and specifications for mechanical, electrical, structural, plumbing or HVAC systems in place in the Building or which do not comply with applicable laws, ordinances or codes.

Landlord and Tenant hereby acknowledge that, in connection with a build-out of tenant improvements of the nature and scope comprising the Tenant’s Work, the need to make changes or deletions to the work contemplated in Tenant’s Plans (a “Change Order”) may from time to time arise.  In any case where Tenant determines the need to effect deviations in the Tenant’s Work from the work and materials shown on Tenant’s Plans, Tenant shall advise Landlord’s Construction Representative and Landlord of the nature and scope of each such Change Order.

Landlord’s Construction Representative shall have the right to review and approve or reject each and every Change Order and thereafter, if such Change Order is approved, Landlord’s Construction Representative and Tenant’s Construction Representative shall make specific notations on Tenant’s Plans evidencing the Change Order.

Except for Change Orders reviewed and approved by-Landlord’s Construction Representative, Tenant shall not deviate from the approved Tenant’s Plans in connection with performing Tenant’s Work.

As used in this Lease, the term “Base Building Systems” shall mean (i) HVAC main trunk-lines (exclusive of minor distribution systems), (ii) exterior windows, (iii) the exterior facade of the Building, (iv) any structural member of the Building, (v) any elevator systems (including, without limitation, shafts, mechanical equipment and cabs), (vi) stairways, (vii) basic electrical systems as far as the main electrical panels on each floor, (viii) plumbing systems, and (ix) water distribution systems.

(b)           LANDLORD’S DELAYS; LANDLORD’S DELAY DAYS DEFINED.  Landlord acknowledges that Tenant desires to complete Tenant’s Work as quickly as possible and that the cooperation of Landlord’s Construction Representative and Landlord in terms of a prompt Response (as said term is hereafter defined) to requests for review of Proposed Tenant’s Plans is crucial in achieving that end.  Accordingly, Landlord has agreed that certain delays in providing Responses to requests for review of Proposed Tenant’s Plans will cause the Anticipated Completion Date to be extended.  As used in this Article IV, the term “Landlord’s Delays” shall mean failure by the Landlord’s Construction Representative to provide a Response to requests for review of Proposed Tenant’s Plans or Change Orders within the time and manner required by this Section 4.2.  As used in this Article IV, the term “Landlord’s Delay Days” shall mean, in each instance, one day for each full day that, without cause, Landlord’s Construction Representative shall delay in providing a Response to a request for approval of Proposed Tenant’s Plans or a Change Order (which are submitted to Landlord and Landlord’s Construction Representative and as applicable, Landlord for approval in the form required by the provisions of this Lease) beyond the time periods specified in this Section 4.2.

In any instance where Tenant is claiming that a Landlord’s Delay is taking place, Tenant’s Construction Representative shall provide Landlord and Landlord’s Construction Representative with oral and written notice via telephone and facsimile transmission setting forth in specific detail the nature of such claimed Landlord’s Delay.  It shall be a condition precedent to the commencement and occurrence of any Landlord’s Delay that Tenant provide Landlord and Landlord’s Construction Representative with the notice of such claimed Landlord’s Delay in the manner required by this paragraph.

Tenant has advised Landlord that Proposed Tenant’s Plans will be submitted to Landlord from time to time in the manner hereinafter specified:

(a)           The Initial Space Plans (“Initial Space Plans”) for the Premises have been provided to Landlord and Landlord’s Construction Representative.  Landlord and Landlord’s Construction Representative have each approved the Initial Space Plans.

(b)           Proposed Tenant’s Plans consisting of architectural drawings, instructions and specifications and structural drawings, plans and specifications consistent with the matters shown on the Initial Space Plans (herein collectively the “Initial Proposed Tenant’ s Plans”) containing the detail required by Exhibit B shall be completed by Tenant’s architects and engineers and submitted to Landlord and Landlord’s Construction Representative as soon as possible.  Landlord shall have the right to review the structural plan component of the Initial Proposed Tenant’s Plans and provided that they are consistent in scope and design with the Initial Space Plans, Landlord’s Construction Representitive shall have the sole right to review the balance of the Initial Proposed Tenant’s Plans; and

(c)           the balance of Proposed Tenant’s Plans shall be prepared on a “Design/Build” basis (“Proposed Design/Build Plans”) and submitted to Landlord and Landlord’s Construction Representative from time to time.  Landlord’s Construction Representative shall have the sole right to review Proposed Design/Build Plans.

Provided that Proposed Tenant’s Plans are submitted to Landlord and Landlord’s Construction Representative in the manner required by this Lease, Landlord’s Construction Representative shall provide Tenant’s Construction Representative with a Response (as said term is hereafter defined) to a request for review of Proposed Tenant’s Plans within the following time periods:

Type of Proposed Tenant’s Plans	Applicable Approval Period

Initial Proposed Tenant’s Plans (exclusive of structural components thereof)	15 business days from receipt

Structural Components of Initial Proposed Tenant’s Plans	5 business days from receipt

Proposed Design/Build Plans	5 business days from receipt

Change Orders	2 business days from receipt

As used herein, the term “Response” as it pertains to Proposed Tenant’s Plans shall mean any of the following:

(i)            a written acceptance of all or portions of such Proposed Tenant’s Plans by Landlord’s Construction Representative with notations of those portions as are accepted in the case of a partial acceptance;

(ii)           a written rejection of such Proposed Tenant’s Plans by Landlord’s Construction Representative giving reasonable detail for the reasons of rejection; or

(iii)          a written request for additional information with regard to such Proposed Tenant’s Plans.

(c)           The Landlord’s Construction Representative shall have the right to reject any work or materials which are not performed or installed in a good and workmanlike manner or which do not comply with the Tenant’s Plans (as same may be revised pursuant to approved Change Orders) or the terms and provisions of this Lease pertaining to compliance with laws, statutes, ordinances, by-laws and codes and, upon the written request of Landlord’s Construction Representative, Tenant shall immediately cause-Tenant’s G.C. to remove and replace such work or materials as are not performed or installed in a good and workmanlike manner or which do not comply with the Tenant’s Plans or which are not performed or designed in accordance with applicable laws, ordinances, statutes, by-laws or codes.  It is agreed and understood that (i) approval of Tenant’s Plans or Change Orders by Landlord or Landlord’s Construction Representative shall not be deemed a representation or warranty by Landlord or Landlord’s Construction Representative that such plans and the work or materials depicted thereon complies with applicable laws, statutes, ordinances, by-laws or codes and (ii) the responsibility for compliance of the design of all work, materials and improvements to be included in Tenant’s Work with applicable laws, statutes, by-laws, ordinances and codes shall rest solely with Tenant and Tenant’s Construction Representative and Landlord and Landlord’s Construction Representative shall have no responsibility therefor whatsoever.

4.3                                 TENANT’S G.C.; SELECTION; ASSIGNMENT.

(a)                                  Tenant’s G.C.  Landlord has granted Tenant the right to select Tenant’s general contractor (herein “Tenant’s G.C”) and to bid out Tenant’s Work.  Tenant shall promptly advise Landlord as to its selection of the Tenant’s G.C. in writing.  Tenant shall select one of the following entities as Tenant’s G.C:  (i) Structuretone, (ii) Turner Small Projects, (iii) Kaplan, (iv) Macomber, (v) Sienna Construction and (vi) Essex Builders (the entities described in clauses (i) through and including (vi) are hereafter the “Approved Contractors”).

(b)                                 Prior to commencing Tenant’s Work.  Tenant shall deliver to Landlord a General Contractor’s Letter in the form set forth in Exhibit K to this Lease unmodified and fully executed and delivered by Tenant’s G.C.  In the event of a Default of Tenant under this Lease, Tenant hereby agrees that Landlord, at its option, shall have the right to cause Tenant’s G.C. or (or if the Tenant’s G.C. shall be in default under its contract with Tenant) a contractor selected by Landlord to perform Tenant’s Work.  As a material inducement to Landlord to enter into this Lease, Tenant hereby assigns and sets over unto Landlord all rights and benefits inuring to the benefit of Tenant under the contract between Tenant and Tenant’s G.C. for the performance of Tenant’s Work (the “Construction Contract”), which assignment is a conditional assignment and shall be exercisable by Landlord only upon an Event of Default of Tenant (as said term is defined in Section 13.1(a) of this Lease).  Tenant shall promptly provide Landlord with a true and accurate copy of the Construction Contract or any permitted, amendment thereto as and when same shall be executed.  Tenant hereby covenants and agrees with Landlord that-it shall not amend or alter the Construction Contract in any way (with the exception only of modifications necessary to reflect approved Change Orders) without first obtaining Landlord’s Construction Representatives’ written approval.

4.4                                 TENANT’S WORK; SPECIAL CONDITIONS.

(a)                                  Tenant shall cause Tenant’s G.C., at Tenant’s sole cost and expense (subject to Landlord’s obligation to pay the “Allowance”), to complete all of the work and provide all of the materials (the “Tenant’s Work”) shown on Tenant’s Plans (as same may be revised pursuant to approved Change Orders) strictly in accordance with Tenant’s Plans (as same may be revised pursuant to approved Change Orders) and in accordance with the Final Approved Budget (as said term is hereafter defined).  Tenant shall not perform any work in the Premises unless and until each of the conditions contained in this Article IV are satisfied and then only pursuant to approved Tenant’s Plans.  This Subsection (a) and Section 5.2 of this Lease shall apply before and during the Term.  All of the Tenant’s Work and all alterations, additions and installation of furnishings shall be coordinated with any work being performed by Landlord in the Building and in such manner as to maintain harmonious labor relations and not damage the Property or interfere with Building construction or operation and shall be performed by Tenant’s G.C. in the case of the work shown on Tenant’s Plans and in the case of future alterations or improvements (ie. other than those required to complete Tenant’s Plans) at Tenant’s sole cost and expense by a general contractor or workmen first approved by Landlord, which approval shall not be unreasonably withheld or delayed.  Tenant, before its work is started, shall:  secure all licenses and permits necessary therefor and deliver copies thereof to Landlord; deliver to Landlord a statement of the names of all its contractors and subcontractors as and when each has been selected and approved by Landlord’s Construction Representative and the estimated cost of all labor and material to be furnished by them; and cause each contractor and subcontractor to carry workmen’s compensation insurance in statutory amounts covering all the contractor’s and subcontractor’s employees; and cause its general contractor to carry comprehensive public liability insurance and property damage insurance with such limits as Landlord may reasonably require but in no event less than a $5,000,000.00 combined single limit and its subcontractors to carry not less than $1,000,000 in such insurance (all such insurance shall insure Landlord and Tenant as well as the contractors) , and to deliver to Landlord certificates of all such insurance.  Provided that Landlord shall be in compliance with its obligations to fund Requisitions from time to time (as those obligations of Landlord to fund Requisitions are qualified, limited and conditioned by the terms and provisions of this Lease), Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, Tenant’s G.C. or their agents, employees, subcontractors or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Property and immediately to discharge any such liens which may so attach and Tenant agrees to deliver to Landlord security (in the form of lien bonds as provided in M.G.L. Ch.254 S.14) satisfactory to Landlord against liens arising out of the furnishing of such labor and materials.  Upon completion of any work done on the Premises by Tenant, Tenant’s G.C. or their agents, employees, or independent contractors, Tenant shall promptly deliver to Landlord original lien releases and waivers executed by each contractor, subcontractor, supplier, materialmen, or other party which furnished labor, materials or other services in connection with such work and pursuant to which all liens, claims and other rights of such party with respect to labor, material or services furnished in connection with such work are unconditionally released and waived.  Such lien waivers shall be in forms provided to Tenant by Landlord’s Construction Representative.  Tenant and Tenant’s G.C. shall at all times maintain a payment and performance bond for the benefit of Landlord and Tenant in an amount which is not less than the amount of the costs associated with Tenant’s Work including hard costs, general conditions and overhead (but excluding all other so-called “soft costs”).  Tenant shall provide Landlord with evidence that such bond is in place prior to commencing Tenant’s Work.

Prior to commencing Tenant’s Work and, thereafter, from time to time, upon the request of Landlord’s Construction Representative, Tenant’s Construction Representative shall provide Landlord’s Construction Representative with a schedule that shall include the identity of each of Tenant’s agents, employees, contractors and subcontractors involved in performing Tenant’s Work.

(b)                                 Prior to commencing occupancy, Tenant shall, at its sole expense, procure a certificate of occupancy from the City of Cambridge, Massachusetts and shall deliver a copy thereof to Landlord.  Entry by Tenant or its agents or contractors for the purpose of performing Tenant’s Work and/or decorations and/or for installation of equipment and furnishings in the Premises shall be permitted by Landlord prior to the Commencement Date.  Tenant, from and after the date of such entry, shall be bound prior to the Commencement Date by the provisions contained in Articles IV, V, VI, X, XI, XII, XIII of this Lease and Sections 14.1, 14.2, 14.4, 14.5, 14.6, 14.7, 14.8, 14.9, 14.10, 14.11, 14.12, 14.15, 14.16, 14.17, 14.18, 14.20, 14.21, 14.25, 14.26, 14.27, and 14.28 notwithstanding that such entry and Tenant’s Work will occur prior to the Commencement Date of this Lease.  With the sole exception of extensions due to Landlord’s Delay Days, in no event shall the Anticipated Completion Date or Commencement Date of this Lease be delayed by reason of (i) Tenant’s failure to complete the work described in Tenant’s Plans and specifications prior to the Anticipated Completion Date (ii) Force Majeur or (iii) any challenge of a Legal Requirement as permitted by Section 14.32 of this Lease.  All deliveries of equipment, furnishings, fixtures and construction materials and equipment (collectively, “Work Materials”) to (and all removals of such Work Materials from) the Premises in connection with Tenant’s Work shall be made only through the Building’s loading docks.  Tenant shall take such reasonable protective measures as may be necessary in order to protect the Building or any part thereof from injury or damage due to, or in connection with, Tenant’s Work.  Tenant shall not store any materials or equipment on any sidewalks or streets adjacent to the Building.  Tenant shall remove all debris, trash and construction rubbish from the Premises and the Property as provided in this Lease.  Tenant shall keep all areas of the Building and all sidewalk and street areas adjacent to the Building free of trash and debris from Tenant’s Work and shall, upon completion of its work, clean all areas of the Building, sidewalks and streets affected thereby.  Tenant shall not damage, deface or injure the Building or any part thereof in connection with the Tenant’s Work and shall promptly reimburse Landlord for the cost of repairing and/or replacing any damage, defacement or injury to the Building caused by Tenant, its employees, workmen, guests, invitees, contractors, subcontractors, materialmen and all other parties who are involved in performing all or any part of Tenant’s Work.  Tenant shall use its best efforts to perform Tenant’s Work in such a manner as to avoid interference with the use and enjoyment of the Building by other tenants in the Building.  Tenant shall comply with all laws, orders, rules, regulations and demands of the City of Cambridge and any other governmental authority or agency having jurisdiction over Tenant’s Work and the Building in performing Tenant’s Work and loading and unloading and delivering and removing Work Materials to and from the Premises.

All construction work required or permitted by this Lease shall be done in a good and workmanlike manner and in compliance with all applicable laws and lawful ordinances, regulations and orders of governmental authority (including, without limitation of the foregoing, the terms and provisions of the Americans with Disabilities Act of 1991, as amended, but see, Section 14.33) and insurers of the Property.  Each party authorizes the other to rely, in connection with design and construction, upon approval and other actions on the party’s behalf by any Construction Representative of the party, if any, named in Article I or any person named in substitution or addition by notice to the party relying.

4.5                                 PERFORMANCE OF TENANT’S WORK; COMPLIANCE WITH DIRECTION OF LANDLORD’S CONSTRUCTION REPRESENTATIVE; INDEMNITY; SPECIFIC PERFORMANCE.

Tenant hereby acknowledges that Landlord has consented to the Tenant’s G.C. performing Tenant’s Work as an accommodation to Tenant.  Tenant hereby acknowledges that Landlord is vitally interested that the Tenant’s Work be performed in a manner such as to minimize, to the maximum extent possible, interference with ongoing work in the Building being performed by Landlord, the use and enjoyment of other space in the Building by other tenants of the Building and the continued and uninterrupted operation of all structural, mechanical and electrical components of the Building.  Tenant further acknowledges that Landlord is vitally interested in maintaining the high quality, character and standards of the Building as a First Class Office Building with retail use and that but for the Tenant’s assurances given below, Landlord would not enter this Lease nor permit Tenant to perform Tenant’s Work.  Accordingly, in order to provide Landlord with the assurances in that regard and as a material inducement to the Landlord to enter into this Lease, Tenant hereby covenants and agrees with Landlord as follows:

(i)            In addition to and without limitation of any other term, covenant, provision or condition contained in this Lease regarding alterations and improvements to be performed by Tenant, the Tenant, for itself, for Tenant’s Construction Representative hereby covenants and agrees with Landlord that Tenant and Tenant’s Construction Representative shall promptly comply with and shall cause Tenant’s G.C. and its subcontractors, employees, independent contractors and agents to comply with all directions, orders, instructions, rules, directives and regulations now or hereafter implemented or made by Landlord’s Construction Representative including, without limitation, compliance with any request or order by Landlord’s Construction Representative to cease and desist from performing any part of Tenant’s Work.  Landlord’s Construction Representative shall not act in an arbitrary or capricious manner in exercising its rights under this clause (i).

(ii)           All complaints against Tenant or Tenant’s G.C. or its subcontractors resulting from the performance of Tenant’s Work or any conduct by Tenant/ Tenant’s G.C. or their agents, servants, employees and Tenant’s G.C.’s subcontractors received by the Landlord, the Landlord’s Construction Representative or the Manager from other tenants in the Building will, upon oral or written notice from Landlord’s Construction Representative, be resolved or cured to the satisfaction of the Landlord’s Construction Representative within a reasonable time after oral or written notice thereof (but in no event more than twenty-four (24) hours after such notice) provided, however, that if such resolution or cure is of such a nature that it cannot, despite best efforts, be completed within such 24 hour period, such resolution or cure shall be commenced within such 24 hour period and thereafter deligently pursued to completion.

(iii)          Tenant and Tenant’s Construction Representative shall comply with the oral or written directions of the Landlord’s Construction Representative with respect to the covenants of Tenant contained in the foregoing clauses (i) and (ii) above and if not corrected or cured to the satisfaction of the Landlord’s Construction Representative within the time permitted then, Landlord shall have the right, but not the obligation, in addition to all other rights and remedies afforded the Landlord pursuant to this Lease, to seek and obtain specific performance of such covenants by way of injunctive relief or other equitable remedy.  Tenant hereby covenants and agrees to comply with and to cause Tenant’s Construction Representative, Tenant’s G.C. and Tenant’s G.C.’s Subcontractors and employees to comply with the requirements, orders or directions of the Landlord’s Construction Representative as set forth in the immediately preceding paragraphs of this Section 4.5.  In addition to the foregoing, Landlord shall have the right to seek and enforce specific performance of all of the obligations of Tenant and the rights and powers of Landlord and/or Landlord’s Construction Representative under this Article IV.

(b)           Tenant’s Indemnity with respect to Tenant’s Work.  To the maximum extent this Agreement may be made effective according to law, Tenant hereby agrees to indemnify and save Landlord harmless from and against any and all loss, cost, penalties, liabilities, damages and claims (including, without limitation, reasonable attorney’s fees) arising from any act, omission or negligence of Tenant or Tenant’s G.C. or its subcontractors or their contractors, licensees, agents, servants or employees arising from the performance of Tenant’s Work caused to any person or to the property of^ any person, the Building, or the Property.  This indemnity shall, to the maximum extent this agreement may be made effective according to law, also extend to all loss, cost, penalties, liability, damage, claims of whatever nature asserted against the Landlord arising out of the use or occupancy or passage or travel in, over or upon, the Building or the Property by Tenant or by any person claiming by, through or under Tenant including, without limitation, Tenant’s G.C., its subcontractors and their respective agents, employees, contractors and customers or arising out of any delivery to or service supplied to the Premises or on account of or based on anything whatsoever done in the Property by any of them including, without limitation, any loss, cost, damages or claims sustained or incurred by Landlord as the direct result of any tenant of the Building (including any retail tenant) claiming a breach of the covenant of quiet enjoyment or an interference with ongoing business operations as the result of Tenant’s Work.  Landlord shall notify all other tenants of the Building, of the commencement of Tenant’s Work.  The indemnity contained in this Paragraph (b) shall include indemnity against all cost, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon and the defense thereof with counsel approved by the Landlord.  The indemnity contained in this Paragraph (b) shall survive any expiration or earlier termination of this Lease, and shall be subject to the provisions of Section 14.34 hereof.

(c)           Landlord’s Right to Complete Tenant’s Work.  In addition to and without limitation of any other right or remedy provided to Landlord pursuant to the Lease, at law or in equity, and in the event that (i) Tenant’s G.C. upon notice from Landlord’s Construction Representative shall fail or refuse to continue to perform Tenant’s Work for any reason or (ii) Tenant’s G.C. shall abandon the project and cease performing Tenant’s Work for more than ten (10) Business Days (so long as Landlord shall be in compliance with its obligations to fund Requisitions from time to time, as those obligations are qualified and conditioned by the terms and provisions of this Lease) (iii) all or any portion of Tenant’s Work is not performed strictly in accordance with Tenant’s Plans (as same may be amended by Change Orders approved by Landlord’s Construction Representative) then, in any such case, Landlord shall have the right, but not the obligation, to complete Tenant’s Work (at Landlord’s option with or without Tenant’s G.C.) in accordance with Tenant’s Plans at the sole cost and expense of Tenant.  In the event that Landlord shall exercise such right, Tenant agrees to pay Landlord forthwith upon demand all such sums incurred by Landlords in so completing Tenant’s Work in excess of an then unpaid portion of the Allowance, together with-interest thereon at a rate equal to three (3%) percent over the prime rate in effect from time to time at the Bank of Boston (but in no event, more than the maximum rate permitted under Massachusetts law) as an additional charge hereunder.  Landlord shall give Tenant three (3) days written notice of its intent to exercise any of the rights granted to Landlord pursuant to this clause (c).

4.6                                 APPROVED BUDGET.  Tenant hereby acknowledges that Landlord, in connection with its payment of the Allowance, is expending substantial funds for purposes of Tenant completing Tenant’s Work.  To that end, Landlord, while acknowledging that so-called “soft costs” in terms of planning, design, engineering and construction management services are inherently a part of a construction project of the magnitude of Tenant’s Work, is vitally interested in seeing that an appropriate allocation of the Allowance is dedicated to the cost of materials and labor to be incorporated in Tenant’s Work.  Therefore, annexed hereto as Exhibit L is a Construction Budget (the “Initial Approved Budget”) setting forth preliminary detailed line item allocations for the various aspects of Tenant’s Work inclusive of so-called “hard costs” and “soft costs”.

Landlord acknowledges that the construction process involved in completing Tenant’s Work will be done on a so-called “fast track” basis.  It is agreed and understood that the nature of a fast track construction process involves a multi-phase bidding process as to subcontractors and design build applications.  At such time as Tenant has determined the final line item budget amounts, Tenant shall submit to Landlord a detailed line item budget indicating the allocations for each line item.  In performing Tenant’s Work, Tenant shall use good faith efforts to comply with the line item allocations set forth on the Initial Approved Budget except that nothing contained herein shall be deemed or construed to limit the total amount of “hard costs” for materials and labor incorporated into Tenant’s Work or to limit variations within the line items allocating hard costs within the Initial Approved Budget (it being agreed and understood however that Landlord shall have no responsibility for hard or soft costs which in the aggregate exceed the Allowance) .  As and to the extent that Tenant shall exceed the aggregate total line item allocation for “soft costs” set forth in the Initial Approved Budget by more than 2% of the entire amount of the Allowance, such excess soft costs shall not be drawn through the Allowance and shall be paid for by Tenant at its sole cost and expense.

4.7                                 LANDLORD’S ALLOWANCE; PAYMENT; RETAINAGE.

(a)           Landlord shall make a dollar contribution (hereafter the “Allowance”) toward the cost of completing Tenant’s Work (which shall include Tenant’s G.C.’s general conditions and overhead, construction supervision and construction management fees payable to Landlord’s Construction Representative and Tenant’s Construction

Representative, labor, materials, architectural and engineering fees, application fees, permit fees, filing fees and fees associated with Requisitions and Date Down Endorsements) in the following amounts per the following schedule:

Floor	Allowance Allocation
Floors 2-5	$2,405,490.00
Floor 6	$355,131.00
$2,760,621.00

The total cost of the Tenant’s Work in excess of the amount of the Allowance Allocation for each portion of the Premises above specified (such excess costs being hereafter the “Excess Costs”) shall be borne by Tenant.  It is agreed and understood that Landlord shall be entitled to retain any portion of the Allowance not used by Tenant in connection with completing Tenant’s Work.  It is agreed and understood that the portion of the Allowance allocated to floor 6 shall not be paid until the time of performance of Tenant’s Work on the 6th floor of the Building.  In no event shall that portion of the Allowance allocable to the 6th floor of the Building be (i) applicable to any portion of Tenant’s Work on floors 2-5 or (ii) paid prior to commencement of such work on the 6th floor of the Building and then only in accordance with the provisions of this paragraph (a) and paragraph (b) of this Section 4.7

(b)           Payment.  Payments of the Allowance by Landlord to Tenant will be made on a monthly basis as the work progresses, upon suitable application, invoice, required documentation and based on the value of work satisfactorily completed and materials in place or suitably stored and segregated as certified by Landlord’s Construction Representative.

Upon final approval of Tenant’s Plans by Landlord, Landlord shall fund the Allowance Account (as said term is hereafter defined) in an amount not to exceed 25% of the total cost of Tenant’s Work as evidenced by the Initial Approved Budget.  Thereafter, Landlord shall periodically deposit additional funds into the Allowance Account in such amounts as are deemed appropriate by Landlord’s.  Construction Representative in order to meet projected levels of future Requisitions.

Provided that Tenant is not otherwise in default in the performance or observance of any of the terms, covenants, conditions or warranties to be performed or observed by Tenant under this Lease, periodically, but not more than once per calendar month, Tenant’s Construction Representative shall submit to Landlord’s Construction Representative an application or invoice for Tenant’s Work performed during such period on Standard AIA Requisition Forms with appropriate line item break-downs (a “Requisition”), which Requisitions shall be subject to the written approval of Landlord’s Construction Representative.  Within 10 business days after Landlord’s Construction Representative’s receipt of each applicable Requisition and upon (i) approval of such Requisition by Landlord’s Construction Representative and (ii) satisfaction of each of the Advance Conditions (as said term is hereafter defined), Landlord’s Construction Representative shall release a portion of the Allowance (which shall be funded through an account to be herein known as the “Allowance Account” maintained by Landlord’s Construction

Representative) in an amount equal to the cost of that portion of Tenant’s Work performed to date as shown on the applicable Requisition, less a retainage of not more than ten (10%) percent (the “Retainage”) of the total amount of each such Requisition, provided, however, the 10% Retainage shall not apply to so-called “soft costs” described in any Requisition.  Tenant’s Construction Representative and Landlord’s Construction Representative shall determine whether a Retainage shall apply to certain Requisition line items on a case by case basis and shall use good faith efforts to maximize the Retainage amounts.  It is agreed and understood that subject to all other provisions of this Section 4.7 and provided that the Advance Conditions are satisfied within such 10 day period, advances upon the Allowance shall be made within the applicable 10 day period after Landlord’s Construction Representative’s receipt of each applicable Requisition.  As used in this Section 4.7(b), the term “Advance Conditions” shall mean with respect to each Requisition that (i) Landlord’s Construction Representative shall have received the applicable Requisition together with all information required to be delivered in connection therewith and has approved same and (ii) Tenant’s Construction Representative shall deliver to Landlord’s Construction Representative, appropriate fully executed partial lien waivers from Tenant’s G.C. which shall include subcontractor’s invoices for Tenant’s Work performed to date and appropriate fully executed partial lien waivers from Tenant’s subcontractors on lien waiver forms provided to Tenant’s Construction Representative by Landlord’s Construction Representative and (iii) delivery to -Tenant’s Construction Representative at Tenant’s expense, a “clean” date-down endorsement to Landlord’s Owner’s Title Insurance Policy issued by Ticor Title Insurance Company dating down the coverage under said Policy through the date of advance of the applicable Requisition, without exception, for any mechanic’s liens or any other lien for labor or services rendered (a “Date-Down Endorsement”).

(c)           Retainage.  Provided that Tenant is not otherwise in default in the performance or observance of any of the terms, covenants or warranties to be performed or observed by Tenant under this Lease, no sooner than thirty (30) days after the Commencement Date and after Tenant has submitted to Landlord (i) the final Requisition, (ii) appropriate final lien waivers from Tenant’s G.C. which includes final subcontractors’ invoices and appropriate final lien waivers from Tenant’s subcontractors, (iii) a Certificate from Tenant and Tenant’s Architect that the Tenant’s Work has been completed (iv) upon final acceptance of Tenant’s Work by Landlord’s Construction Representative, and (v) receipt of a final Date-Down Endorsement, Landlord shall pay the amount of the final Requisition from the Allowance or the Retainage, if any amounts are so available.  It is agreed and understood that Landlord’s contribution toward the total cost of Tenant’s Work shall not exceed the Allowance and that Landlord shall not be required to pay or release any portion of the Retainage unless and until all conditions precedent to the release thereof have been satisfied.  Tenant hereby covenants and agrees with Landlord that all sums paid from the Allowance Account pursuant to Requisitions shall be paid to the party to which such funds are to be directed pursuant to each applicable Requisition.

Tenant shall not permit any mechanics’ lien, materialmen’s lien, or any other lien to be filed against the Premises, the Building, the Property or Landlord by reason of Tenant’s Work or by reason of any other work performed by Tenant, Tenant’s G.C. or Tenant’s subcontractors or suppliers.  Provided that Landlord’s Construction Representative is in compliance with its obligation to fund Requisitions from time to time (as those obligations are qualified and conditioned by the terms and provisions of this Lease), Tenant shall indemnify and hold Landlord wholly harmless from and against all loss, cost, expense, liability and damage resulting from any failure of Tenant to pay for the Tenant’s Work including, without limitation, legal fees incurred by Landlord in connection with such failure to pay for costs and expenses associated with Tenant’s Work.  The indemnity contained in the immediately preceding sentence shall survive any expiration or earlier termination of this Lease.

ARTICLE V

USE OF PREMISES

5.1           PERMITTED USE.  (a)  Tenant agrees that the Premises shall be used and occupied by Tenant only for Permitted Uses.

(b)           Tenant agrees to conform to the following provisions during the Term of this Lease:

(i)            Tenant shall cause all freight to be delivered to or removed from the Building and the Premises in accordance with reasonable rules and regulations established by Landlord therefor;

(ii)           Except as expressly permitted by Section 14.22, Tenant will not place on the exterior of the Premises (including both interior and exterior surfaces of doors and interior surfaces of windows) or on any part of the Building outside the Premises, any signs, symbol, advertisements or the like visible to public view outside of the Premises.

(iii)          Tenant shall not perform any act or carry on any practice which may injure or damage the Premises, or any other part of the Building, or cause offensive odors or loud noise or constitute a nuisance or menace to any other tenant or tenants or other persons in the Building;

(iv)          Tenant shall, in its use of the Premises, comply with the requirements of all applicable governmental laws, rules and regulations including, without limitation, the Americans with Disabilities Act of 1991, as amended; and

(v)           Tenant shall continuously throughout the Term of this Lease occupy the Premises for the Permitted Uses and for no other purposes.

5.2           INSTALLATION AND ALTERATIONS BY TENANT.  (a)  Tenant shall make no alterations, additions or improvements in or to the Premises without Landlord’s prior written consent.  Any such alterations, additions or improvements shall (i) be in accordance with complete plans and specifications prepared by Tenant and approved in advance by Landlord; (ii) be performed in a good and workmanlike manner and in compliance with all applicable laws; (iii) be performed \ and completed in the manner required in Section 5.2(d) hereof; (iv) be made at Tenant’s sole expense and in such a manner as to avoid interference with the use or enjoyment of the respective premises of other tenants in the Building (including, without limitation, building systems which affect the use of other tenants of the Building); and (v) become a part of the Premises and the property of Landlord unless, upon the giving of consent to such improvement or alteration, Landlord shall make removal of such improvement or alteration by Tenant a condition of such consent.  Notwithstanding the foregoing to the contrary.  Landlord shall not unreasonably withhold or delay its consent to changes, additions or improvements to the Premises which do not alter or increase demand on Base Building Systems.

(b)           All articles of personal property and all business fixtures, machinery and equipment and furniture owned or installed by Tenant solely at its expense in the Premises (“Tenant’s Removable Property”) shall remain the property of Tenant and may be removed by Tenant at any time prior to the expiration of this Lease, provided that Tenant, at its expense, shall repair any damage to the Building caused by such removal.

(c)           Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic’s or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises.  Whenever and as often as any mechanic’s lien shall have been filed against the Premises based upon any act or interest of Tenant or of anyone claiming through Tenant, Tenant shall forthwith take such actions by bonding, deposit or payment as will remove or satisfy the lien.

(d)           All of the Tenant’s alterations, additions and installation of furnishings shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations and not damage the Property or interfere with Building construction or operation and, except for installation of furnishings, shall be performed by contractors or workmen first approved by Landlord, which approval shall not be unreasonably withheld or delayed.  Except for work by Landlord’s general contractor, Tenant before its work is started shall:  secure and (as required) post conspicuously within the Building or Premises all licenses and permits necessary therefor; deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them; and cause each contractor to carry workmen’s compensation insurance in ; statutory amounts covering all the contractor’s and subcontractor’s employees and comprehensive public liability insurance and property damage insurance with such limits as Landlord may reasonably require but in no event less than a combined single limit of Two Million and No/100ths ($2,000,000.00) Dollars (all such insurance to be written in companies approved by Landlord and insuring Landlord as an additional insured and Tenant as well as the contractors), and to deliver to Landlord certificates of all such insurance.  Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Property and immediately to discharge any such liens which may so attach and, at the request of Landlord to deliver to Landlord security satisfactory to Landlord against liens (in the form of lien bonds as provided for in M.G.L. Ch.254 Section 14) arising out of the furnishing of such labor and material.  Upon completion of any work done on the Premises by Tenant, its agents, employees, or independent contractors.  Tenant shall promptly deliver to Landlord original lien releases and waivers executed by each contractor, subcontractor, supplier, materialmen, architect, engineer or other party which furnished labor, materials or other services in connection with such work and pursuant to which all liens, claims and other rights of such party with respect to labor, material or services furnished in connection with such work are unconditionally released and waived.  Tenant shall pay within fourteen (14) days after being billed therefor by Landlord, as an additional charge hereunder, one hundred percent (100%) of any increase in real estate tares on the Property not otherwise billed to Tenant which shall, at any time after commencement of the Term, result from any alteration, addition or improvement to the Premises made by or on behalf of Tenant (including Tenant’s original installation and Tenant’s subsequent alterations, additions, substitutions and improvements) whether done prior to or after the commencement of the Term of this Lease.

ARTICLE VI

ASSIGNMENT AND SUBLETTING

6.1                                 PROHIBITION.  (a)  Tenant covenants and agrees that whether voluntarily, involuntarily, by operation of law or otherwise, neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise, transferred and that neither the Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied, by anyone other than Tenant, or for any use or purpose other than a Permitted Use, or be sublet (which term, without limitation, shall include granting of concessions, licenses and the like) in whole or in part, or be offered or advertised for assignment or subletting.

(b)           The provisions of paragraph (a) of this Section shall apply to a transfer (by one or more transfers) of a majority of the stock or partnership interests, or other evidences of ownership of Tenant as if such transfer were an assignment of this Lease; but such provisions shall not apply to transactions with an entity into or with which Tenant is merged, purchased or pooled or to which substantially all of Tenant’s assets are transferred or to any entity which controls or is controlled by Tenant or is under common control with Tenant, provided that in any of such events (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of Tenant immediately prior to such merger, purchase, pooling or transfer, (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least 10 days prior to the effective date of any such transaction, and (iii) the assignee agrees directly with Landlord, by written instrument in form satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder including, without limitation, the covenant against further assignment or subletting.

(c)           In connection with any request by Tenant for consent to assignment or subletting, Tenant shall submit to Landlord in writing:  (i) the name of the proposed assignee or subtenant, (ii) such information as to its financial responsibility and standing as Landlord may reasonably require including, without limitation, audited financial statements, balance sheets and cash flow statements, and (iii) all terms and provisions upon which the proposed assignment or subletting is to be made.  Upon receipt from Tenant of such request and information, the Landlord shall have an option (sometimes hereinafter referred to as the “option” or Take Back Option”) to be exercised in writing within forty-five (45) days after its receipt from Tenant of such request and information, if the request is to assign the Lease or to sublet all of the Premises, to cancel or terminate this Lease, or, if the request is to sublet a portion of the Premises only, to cancel and terminate this Lease with respect to such portion, in each case, as of the date set forth in Landlord’s notice of exercise of such option, which shall be not less than sixty (60) nor more than one hundred twenty (120) days following the giving of such notice; in the event Landlord shall exercise such option, Tenant shall surrender possession of the entire Premises, or the portion which is the subject of the option, as the case may be, on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of Premises at the expiration of the Term of this Lease.  If this Lease, shall be cancelled as to a portion of the Premises only, Basic Rent, the Operating Expense Escalation Factor and the Escalation Factor shall thereafter be abated and reduced proportionately according to the ratio the number of square feet of the portion of the space surrendered bears to the Premises Rentable Area.  As additional rent, Tenant shall promptly reimburse Landlord for reasonable legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting.  If Landlord shall not exercise its option to cancel this Lease or take back portions of the Premises pursuant to the foregoing provisions or, if the Take Back Option is not applicable to such request due to circumstances specifically excluding the Landlord’s right to exercise the Take Back Option, then within the 45 day period set forth above in this subsection (c), Landlord will not unreasonably delay or withhold its consent to the assignment or subletting to the party referred to upon all the terms and provisions set forth in Tenant’s notice to Landlord, provided that the terms and provisions of such assignment or subletting shall specifically make applicable to the assignee or sublessee all of the provisions of this Article VI of the Lease so that Landlord shall have against the assignee or sublessee all rights with respect to any further assignment or subletting which are set forth in this Article VI of this Lease except that no such assignee or sublessee shall have any right to further assign this Lease or sublet all or any portion of the Premises.  Subject to all other terms and provisions of this Article VI and without limitation of any other right of Landlord hereunder and provided that Tenant is not then in default under this Lease, it is agreed and understood that the Take Back Option will not apply (the “Take Back Exemption”) to subleases of portions of the Premises which do not, in the aggregate, exceed up to 25% of the Premises.  In any case where Landlord consents to an assignment of this Lease, Landlord shall be entitled to receive 100% of all amounts received by Tenant in connection with such assignment.  Further, in any case where Landlord consents to a subletting (rather than an assignment), Landlord shall be entitled to receive (a) 50% of all Subleasing Overages (as said term is hereinafter defined).  As used herein, the term “Subleasing Overages” shall mean, for each period in question, all amounts received by Tenant in excess of Basic Rent, Escalation Charges and other items of additional rent reserved under this Lease attributable to of Tenant the space sublet (including, without limitation, all lump sum payments made in connection therewith).  Termination of this Lease or any

Default of Tenant (beyond expiration of applicable notice and cure periods, if any), by Tenant shall terminate (i) all right of Tenant to participate in or retain any Subleasing Overages and (ii) the Take Back Exemption.

Any such assignment or subletting shall nevertheless be subject to all the terms and provisions of this Article VI and no assignment shall be binding upon Landlord or any of Landlord’s mortgagees, unless Tenant shall deliver to Landlord an instrument in recordable form which contains a covenant of assumption by the assignee running to Landlord and all persons claiming by, through or under Landlord.  The failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as Tenant hereunder.  In addition, Tenant shall furnish to Landlord a conformed copy of any sublease effected under the terms of this Article VI.

(d)           If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy, collection or modification of any provisions of this Lease shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant or a release of the original named Tenant from the further performance by the original named Tenant hereunder.  No assignment or subletting hereunder shall relieve Tenant from its obligations hereunder and Tenant shall remain fully and primarily liable therefor.  No assignment or subletting, or occupancy shall affect the Permitted Uses.

ARTICLE VII

RESPONSIBILITY FOR REPAIRS AND CONDITION OF PREMISES

7.1                                 BUILDING SERVICES; REPAIRS

(a)           Repairs by Landlord.  Except as otherwise provided in this Lease, Landlord agrees to keep in good order, condition and repair the roof, the exterior walls and the common areas of the Building.  Landlord shall in no event be responsible to Tenant for the condition of glass in and about the Premises or for the doors leading to the Premises or for any condition of the Premises or the Building caused by any act or negligence of Tenant or any contractor, agent, employee or invitee of Tenant, or anyone claiming by, through or under Tenant.  Landlord shall not be responsible to make any improvements or repairs to the Building or the Premises other than as expressed in this Section 7.1(a) unless expressly otherwise provided in this Lease.

(b)           Building Services.  The Landlord, through the Manager, shall cause the services described in Exhibit C to be provided to the Building during the Term of this Lease.  Subject to satisfaction of each and every one of the Building Service Change Criteria (as said term is hereinafter defined), Tenant shall be permitted, from time to time by written notice to the Manager, to request that Landlord provide more services than are set forth in Exhibit C but only insofar as they relate directly to the Premises or to Building Common

Areas which are subject to the exclusive use and control of Tenant.  As used herein, the term “Building Service Change Criteria” shall mean that (i) Tenant shall be responsible for one hundred (100%) percent of all costs associated with the change and provision of any applicable service(s), (ii) the requested change in services (or level thereof) can be effected without constituting a default under existing management agreements and vendor contracts, (iii) the requested change in services shall not have an adverse affect on Base Building Systems (as said term is defined in Section 4.2(a)) or on the use and enjoyment of the Building and the respective premises of other tenants of the Building and (iv) Landlord shall consent to the applicable change in services in writing in advance of the effective dates of such change (which consent subject to satisfaction of all other Building Service Change Criteria shall not be unreasonably withheld or delayed) .

7.2           TENANT’S AGREEMENT.  (a)  Tenant will keep neat and clean and maintain in good order, condition and repair the Premises and every part thereof, excepting only (i) those repairs for which Landlord is responsible under the terms of this Lease, (ii) reasonable wear and tear of the Premises, and (iii) damage by fire or other casualty and as a consequence of the exercise of the power of eminent domain; and shall surrender the Premises, at the end of the Term, in such condition.  Without limitation, Tenant shall continually during the Term of this Lease maintain the Premises in accordance with all laws, codes and ordinances from time to time in effect and all directions, rules and regulations of the proper officers of governmental agencies having jurisdiction and shall, at Tenant’s own expense, obtain all permits, licenses and the like required by applicable law.  Notwithstanding the foregoing or the provisions of Article XII, Tenant shall be responsible for the cost of repairs which may be t necessary by reason of damage to the Building caused by any act or neglect of Tenant or its agents, employees, contractors or invitees (including any damage by fire or any other casualty arising therefrom).

(b)           If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch after such demand, Landlord may (but shall not be required to do so) make or cause such repairs to be made (the provisions of Section 14.18 being applicable to the costs thereof) .  Notwithstanding the foregoing, Landlord may elect to take action hereunder immediately and without notice to Tenant if Landlord reasonably believes an emergency to exist.

7.3           FLOOR LOAD - HEAVY MACHINERY.  (a)  Tenant shall not place a load upon any floor in the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law.  Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight.  Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient, in Landlord’s judgment, to absorb and prevent vibration, noise and annoyance.  Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without the prior written consent of the Manager, which consent may include a requirement to provide insurance, naming Landlord as an insured, in such amounts as Landlord may deem reasonable.

(b)           If such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling.  Tenant agrees to employ only persons holding a Master Rigger’s License to do such work, and that all work in connection therewith shall comply with applicable laws and regulations.  Any such moving shall be at the sole risk and hazard of Tenant, and Tenant will exonerate, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.  The indemnity provided in this paragraph (b) shall survive any expiration or earlier termination of this Lease.

7.4           BUILDING SERVICES.  (a)  Landlord reserves the right to curtail, suspend, interrupt and/or stop the supply of water, sewage, electrical current, cleaning, and other services (including, without limitation, the Building Minimum Services), and to curtail, suspend, interrupt and/or stop use of entrances and/or lobbies serving access to the Building, without thereby incurring any liability to Tenant, when necessary by reason of accident or emergency, or when prevented from supplying such services or use by strikes, lockouts, difficulty in obtaining materials, accidents or any other cause beyond Landlord’s control, or by laws, orders or inability, by exercise of reasonable diligence, to obtain electricity, water, gas, steam, coal, oil or other suitable fuel or power.  No diminution or abatement of rent or other compensation, nor any direct, indirect or consequential damages shall or will be claimed by Tenant as a result of, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of, any such interruption, curtailment, suspension or stoppage in the furnishing of services or use, irrespective of the cause thereof.  Failure or omission on the part of Landlord to furnish any services or use shall not be construed as an eviction of Tenant, actual or constructive, nor entitle Tenant to an abatement of rent, nor to render the Landlord liable in damages, nor release Tenant from prompt fulfillment of any of its covenants under this Lease.  In the event Landlord shall exercise any of its rights pursuant to this Section 7.4, Landlord shall not act in an arbitrary or capricious manner and to the extent within its control, Landlord shall use good faith efforts to reinstate such suspended or curtailed services when conditions practically permit.

(b)           Landlord reserves the right to curtail, suspend, interrupt and/or stop the supply of water, sewage, electrical current, cleaning, and other services (including, without limitation, the Building Minimum Services), and to curtail, suspend, interrupt and/or stop use of entrances and/or lobbies serving access to the Building, without thereby incurring any liability to Tenant, when necessary for repairs, alterations, replacements, or improvements, provided that in each case, Landlord has given Tenant the maximum notice reasonably practical, but at least twenty-four (24) hours’ written notice, and provided that Landlord will coordinate the timing, and use good faith efforts to minimize the disruption of Tenant’s business in carrying out such work.  The provisions of Section 10.3 shall apply to any exercise of Landlord’s rights pursuant to this Section 7.4.

7.5           ELECTRICITY.  (a)  Tenant shall purchase and receive electric current for the Premises directly from the public utility corporation serving the Building and Landlord shall permit Landlord’s existing wires, risers, conduits and other electrical equipment of Landlord to be used for such purpose.  Tenant covenants and agrees that its use of electric current shall not exceed the amounts and capacities installed in and existing in the Premises as of the Commencement Date (subject to the provisions of Article IV of this Lease) and its total connected load will not exceed the maximum load and demand utilization thereof from time to time permitted by applicable governmental regulations.  Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if, during the Term of this Lease, either the quantity or character of electric current is changed or electric current is no longer available or suitable for Tenant’s requirements due to a factor or cause beyond Landlord’s control.  Landlord, at Tenant’s expense, shall purchase and install all lamps, tubes, bulbs, starters and ballasts.  Tenant shall pay all charges for electricity used or consumed in the Premises.  Tenant shall bear the cost of installation, repair and maintenance of any electric meter to be used or installed in the Premises (including, without limitation, the submeters of any sublessee or assignee of Tenant).

(b)           In order to insure that the foregoing requirements are not exceeded and to avert possible adverse affect on the Building’s electrical system, Tenant shall not, without Landlord’s prior consent, connect any fixtures, appliances or equipment to the Building’s electrical distribution system other than typewriters, word processors, secretarial work stations, personal computers, photocopiers, and other similar customary office equipment.

ARTICLE VIII

REAL ESTATE TAXES

8.1           PAYMENTS ON ACCOUNT OF REAL ESTATE TAXES.  (a)  for the purposes of this Article, the term “Tax Year” shall mean the twelve-month period commencing on the July 1 immediately preceding the Commencement Date and each twelve-month period thereafter commencing during the Term of this Lease; and the term “Taxes” shall mean real estate taxes assessed with respect to the Property for any Tax Tear.  Landlord shall provide Tenant with copies of all applicable bills for Taxes upon the written request of Tenant.

(b)           Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to the amount of Taxes attributable to each Tax Year, multiplied by the Escalation Factor, such amount to be apportioned for any fraction of a Tax Year in which the Commencement Date falls or the Term of this Lease ends.

(c)           Estimated payments by tenant on account of Taxes shall he made monthly and at the time and in the fashion herein provided for the payment of Basic Rent.  The monthly amount so to be calculated by and paid to Landlord shall be sufficient to provide Landlord by the time real estate tax payments are due a sum equal to Tenant’s required payments/ as reasonably estimated by Landlord from time to time, on account of Taxes for the then current Tax Year.  Promptly after receipt by Landlord of bills for such Taxes, Landlord shall advise Tenant of the amount thereof and the computation of Tenant’s payment on account thereof.  If estimated payments theretofore made by Tenant for the Tax Year covered by such bills exceed the required payments on account thereof for such Year, Landlord shall credit the amount of overpayment against subsequent obligations of

Tenant on account of Taxes (or refund such overpayment if the Term of this Lease has ended and Tenant has no further matured monetary obligation to Landlord); but if the required payments on account thereof for such’ Year are greater than estimated payments theretofore made on account thereof for such Year, Tenant shall make payment to Landlord within 30 days after being so advised by Landlord.  Landlord shall have the same rights and remedies for the non-payment by Tenant of any payments due on account of Taxes as Landlord has hereunder for the failure of tenant to pay Basic Rent.

8.2           ABATEMENT.  If Landlord shall receive any tax refund or reimbursement of Taxes or sum in lieu thereof with, respect to any Tax Year, then out of any balance remaining thereof after deducting Landlord’s expenses reasonably incurred in obtaining such refund, Tenant shall be entitled to a credit against subsequent obligations of Tenant on account of Taxes (or Landlord shall refund such amount to Tenant if the Term of this Lease has expired and Tenant has no further matured monetary obligations to Landlord or, if Landlord actually receives a return of cash, Tenant shall receive a cash amount) provided there does not then exist a Default of Tenant, in an amount equal to such refund or reimbursement or sum in lieu thereof (exclusive of any interest) multiplied by the Escalation Factor; provided, that in no event shall Tenant be entitled to receive a credit for more than the payments made by Tenant on account of real estate taxes for such Year pursuant to paragraph (b) of Section 8.1.

8.3           ALTERNATE TAXES.  (a)  If some-method or type of taxation shall replace the current method of assessment or real estate taxes in whole or in part, or the type thereof, or if additional types of taxes are imposed upon the Property or Landlord relating to the Property, Tenant agrees that Tenant shall pay a proportionate share of the same as an, additional charge computed in a fashion -consistent with the method of computation herein provided, to the end that Tenant’s share thereof shall be, to the maximum extent practicable, comparable to that which Tenant would bear under the foregoing provisions.

(b)           If a tax (other than Federal or State net income tax) is assessed on account of the rents or other charges payable by Tenant to Landlord under this Lease, Tenant agrees to pay the same as an additional Charge within ten (10) days after billing therefor, unless applicable law prohibits the payment of such tax by Tenant.

ARTICLE IX

OPERATING EXPENSES

9.1           DEFINITIONS.  For the .purposes of this Article, the following terms shall have the following respective meanings:

(i)            Operating Year:  Each calendar year in which any part of the Term of this Lease shall fall.

(ii)           Operating Expenses:  The aggregate costs or expenses reasonably incurred by Landlord with respect to the operation, administration, cleaning, repair, maintenance and management of the Property (but specifically excluding Utility

Expenses) all as set forth in Exhibit E annexed hereto, provided that, if during any portion of the Operating Year for which Operating Expenses are being computed, less than all of Building Rentable Area was occupied by tenants or if Landlord is not supplying all tenants with the services being supplied hereunder, actual Operating Expenses incurred shall be reasonably extrapolated by Landlord on an item by item basis to the estimated Operating Expenses that would have been incurred if the Building were fully occupied for such Year and such services were being supplied to all tenants, and such extrapolated amount shall, for the purposes hereof, be deemed to be the Operating Expenses for such Year.

(iii)          Utility Expenses:  The aggregate costs or expenses reasonably incurred by Landlord with respect to supplying electricity (other than electricity supplied to those portions of the Building leased to tenants), oil, steam, gas, water and sewer and other utilities supplied to the Property and not paid for directly by tenants, provided that, if during any portion of the Operating Year foe which Utility Expenses are being computed, less than all Building Rentable Area eras occupied by tenants or if Landlord is not supplying all tenants with the utilities being supplied hereunder, actual utility expenses incurred shall be reasonably extrapolated by Landlord on an item-by-item basis to the estimated Utility Expenses that would have been incurred if the Building were fully occupied for such Year and such utilities were being supplied to all tenants, and such extrapolates amount shall; for the purposes hereof, be deemed to be the Utility Expenses for such Year.

(iv)          Utility Expenses:  the aggregate costs of expenses reasonably incurred by Landlord with respect to supplying electricity (other than electricity supplied to those portions of the Building leased to tenants), oil, steam, gas, water and sewer and other utilities supplied to the Property and not paid for directly by tenants, provided that, if during any portion of the Operating Year for which Utility Expenses are being computed, less than all Building Rentable Area was occupied by tenants or if Landlord is not supplying all tenants with the utilities being supplied hereunder, actual utility expenses incurred shall be reasonably extrapolated by Landlord on an item-by-item basis to the estimated Utility Expenses that would have been incurred if the Building were fully occupied for such Year and such utilities were being supplied to all tenants, and such extrapolated amount shall, for the purposes hereof, be deemed to be the Utility Expenses for such Year.

9.2           TENANT’S PAYMENTS.  (a)  Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to (i) Operating Expenses for each Operating Year multiplied by (ii) the Operating Expense Escalation Factor, such amount to be apportioned for any partial Operating Year in which the Commencement Date falls or the Term of this Lease ends.

(b)           Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to (i) Utility Expenses for each Operating Year multiplied by (ii) the operating Expense Escalation Factor, such amount to be apportioned for any partial Operating Year in which the Commencement Date falls or the Term of this Lease ends.

(c)           Estimated payments by Tenant on account of Operating Expenses shall be made monthly and at the time and in the fashion herein provided for the payment of Basic Rent.  The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the end of each Operating Year a sum equal to Tenant’s required payments, as estimated by Landlord from time to time during each Operating Year, on account of Operating Expenses and Utility Expenses for such Operating Year.  After the end of each Operating Year, Landlord shall submit to Tenant a reasonably detailed accounting of Operating Expenses and Utility Expenses for such Year, and Landlord shall certify to the accuracy thereof.  If estimated payments theretofore made for such Year by Tenant exceed Tenant’s required payment on account thereof for such Year, according to such statement, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant with respect to Operating Expenses and Utility Expenses (or refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord), but, if the required payments on account thereof for such Year are greater than the estimated payments (if any) theretofore made on account thereof for such Year, Tenant shall make payment to Landlord within thirty (30) days after being so advised by Landlord.  Landlord shall have the same rights and remedies for the nonpayment by Tenant of any payments due on account of Operating Expenses and Utility Expenses as Landlord has hereunder for the failure of Tenant to pay Basic Rent.

(d)           Tenant shall have the right exercisable within 30 days after receipt of a statement for Operating Expenses and Utility Expenses, (but only once with respect to each such statement) to inspect and copy (at Tenant’s expense) Landlord’s books and records pertaining to Operating Expenses and Utility Expenses which are the subject of such statement.  Such inspection shall take place within 30 days after the date of Tenant’s exercise of such option, time being of the essence, at the location where such books and records are maintained.  Such inspection shall be at the sole cost and expense of Tenant.  Tenant shall not be entitled to remove any materials from the place of such inspection.  Failure to timely exercise this right shall be deemed a waiver of such right with respect to the applicable statements.

ARTICLE X

INDEMNITY AND PUBLIC LIABILITY INSURANCE

10.1         TENANT’S INDEMNITY.  To the maximum extent this agreement may be made effective according to law, Tenant agrees to defend, indemnity and save harmless Landlord from and against all claims, loss, liability, costs and damages of whatever nature arising from any default by Tenant under this Lease and the following:  (i) from any accident, injury, death or damage whatsoever to any person, or to the property of any person, occurring in or about the Premises; (ii) from any accident, injury, death or damage occurring outside of the Premises but on the Property, where such accident, damage or injury results or is claimed to have resulted from an act or omission on the part of Tenant or Tenant’s agents, employees, invitees, guests, customers or independent contractors; or (iii) in connection with the conduct or management of the Premises or of any business therein, or any thing or work whatsoever done, or any condition created (other than by Landlord or Landlord’s agents or employees) in or about the Premises;

and, in any case, occurring after the date of this Lease, until the end of the Term of this Lease, and thereafter so long as Tenant is in occupancy of the Premises.  This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in, or in connection with, any such claim or proceeding brought thereon, and the defense thereof, including, without limitation, reasonable attorneys’ fees and costs at both the trial and appellate levels.  The foregoing provisions shall not be construed to require Tenant to indemnify Landlord for matters resulting from injuries to third parties which are the direct result of the willful misconduct or negligence of Landlord or Landlord’s agents or employees.  The provisions of this Section 10.1 shall survive the expiration or any earlier termination of this Lease.

10.2         PUBLIC LIABILITY INSURANCE.  Tenant agrees to maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Term of this Lease, and thereafter so long as Tenant is in occupancy of any part of the Premises, a policy of general liability and property damage insurance (including, without limitation, any other insurance requirement set forth in this Lease, broad form contractual liability and independent contractor’s hazard) under which Landlord, Manager (and such other persons as are in privity of estate with Landlord as may be set out in notice from time to time) and Tenant are named as insureds, and under which the insurer agrees to defend, indemnify and hold Landlord, Manager, and those in privity of estate with Landlord, harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages set forth in Section 10.1.  Each such policy shall be non-cancellable and non-amendable with respect to Landlord, Manager and Landlord’s said designees without thirty (30) days’ prior notice to Landlord and shall be in at least the amounts of the Initial Public Liability Insurance specified in Section 1.3 or such greater amounts as Landlord shall from time to time request, and a duplicate original or certificate thereof shall be delivered to Landlord.

10.3         TENANT’S RISK.  To the maximum extent this agreement may be made effective according to law, Tenant agrees to use and occupy the Premises and to use such other portions of the Property as Tenant is herein given the right to use at Tenant’s own risk; and Landlord shall have no responsibility or liability for any loss of or damage to Tenant’s Removable Property or for any inconvenience, annoyance, interruption or injury to business (nor shall there be a claim by Tenant of constructive eviction or breach of the covenant of quiet enjoyment) arising from Landlord’s making any repairs or changes which Landlord is permitted by this Lease or required by law to make in or to any portion of the Premises or other sections of the Property, or in or to the fixtures, equipment or appurtenances thereof provided that Landlord has complied with its obligations pursuant to Section 7.4.  Tenant shall carry “all-risk” property insurance on a “replacement cost” basis (including so-called improvements and betterments), and provide a waiver of subrogation as required in Section 14.20.  The provisions of this Section 10.3 shall be applicable from and after the execution of this Lease and until the end of the Term of this Lease, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building.

10.4         INJURY CAUSED BY THIRD PARTIES.  To the maximum extent this agreement may be made effective according to law, Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Property or otherwise.  The provisions of this Section 10.4 shall survive the expiration or any earlier termination of this Lease.

10.5         LANDLORD’S FIRE AND HAZARD INSURANCE.  The Landlord shall keep the Premises insured against loss or damage by fire including the usual extended coverage endorsements customary for buildings in the area of the Building and such other insurance as the then holder of the first mortgage which includes the Premises shall require in amounts not less than 100% of the full replacement value thereof above foundation walls, including such improvements as are installed by Tenant pursuant to the Allowance (including the Allowance allocable to the 6th floor when the sixth floor shall be built-out) , with such deductibles as the Landlord deems advisable but not in excess of deductibles customarily maintained by landlords in comparable buildings in the vicinity of the Building, but specifically excluding any property or other improvements installed by Tenant pursuant to Section 5.2 of this Lease or any property or improvements belonging to the Tenant.  The cost of the premiums for all insurance on the Building or Property carried by Landlord including, without limitation, the insurance coverage referenced herein shall be an Operating Expense pursuant to this Lease.

ARTICLE XI

PREMISES

11.1         LANDLORD’S RIGHTS.  Landlord shall have the right to enter the Premises at all reasonable hours for the purpose of inspecting or making repairs to the same, and Landlord shall also have the right to make access available at all reasonable hours to prospective or existing mortgagees, purchasers or tenants of any part of the Property.  Landlord shall endeavor to provide Tenant with reasonable advance oral notice of its intent to enter the Premises as permitted herein but in no event shall failure to provide such notice to Tenant preclude Landlord from entering the Premises.

ARTICLE XII

FIRE, EMINENT DOMAIN, ETC.

12.1         ABATEMENT OF RENT.  If the Premises shall be damaged by fire or casualty, Basic Rent and Escalation Charges payable by Tenant shall abate proportionately for the period in which, by reason of such damage, there is substantial interference with Tenant’s use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant’s use of all or a portion of the Premises, but such abatement or reduction shall end if and when Landlord shall have substantially restored the Premises (excluding any alterations, additions or improvements made by Tenant pursuant to Section 5.2) to the condition in which they were prior to such damage.  If the Premises shall be affected by any exercise of the power of eminent domain, Basic Rent and Escalation Charges payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant.  In no event shall Landlord have any liability for damages to Tenant for inconvenience, annoyance, or interruption of business arising from such fire, casualty or eminent domain.

12.2         LANDLORD’S RIGHT OF TERMINATION.  If (a) the Premises or the Building are substantially damaged by fire or casualty (the term “substantially damaged” meaning damage of such a character that the same cannot, in ordinary course, reasonably be expected to be repaired within ninety (90) days from the time the repair work would commence), or (b) if any part of the Building is taken by any exercise of the right of eminent domain, or (c) a material uninsured fire or other casualty loss to the Building shall occur, or (d) the Premises or the Building are substantially, damaged and any mortgagee then holding a mortgage on the Property or on any interest of the Landlord therein, should require that all, or substantially all, of the insurance proceeds payable as a result of such casualty be applied to the payment of such mortgage debt, then Landlord shall have the right to terminate this Lease (even if Landlord’s entire interest in the Premises may have been divested) by giving notice of Landlord’s election so to do within 90 days after the occurrence of such casualty or the effective date of such taking, whereupon this Lease shall terminate thirty (30) days after the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

12.3         RESTORATION.  If this Lease shall not be terminated pursuant to Section 12.2, Landlord shall thereafter use due diligence to restore the Premises (excluding any alterations, additions or improvements made by Tenant and not paid for through the Allowance) to proper condition for Tenant’s use and occupation, provided that Landlord’s obligation shall be limited to the amount of insurance proceeds available therefor.  If, for any reason, such restoration shall not be substantially completed within six months after the expiration of the 90-day period referred to in Section 12.2 (which six-month period may be extended for such periods of time as Landlord is prevented from proceeding with or completing such restoration for any cause beyond Landlord’s reasonable control, but in no event for more than an additional 30 day period), Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within thirty (30) days after the expiration of such period (as so extended) .  Upon the giving of such notice, this Lease shall cease and come to an end without further liability or obligation on the part of either party unless, within such 30-day period, Landlord substantially completes such restoration.  Such right of termination shall be Tenant’s sole and exclusive remedy at law ox in equity for Landlord’s failure so to complete such restoration.

12.4         AWARD.  Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Property and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation.  Nothing contained herein shall be construed to prevent Tenant from, at its sole cost and expense, prosecuting a separate condemnation proceeding with respect to a claim for the value of any of Tenant’s

Removable Property installed in the Premises by Tenant at Tenant’s expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

ARTICLE XIII

DEFAULT

13.1         TENANT’S DEFAULT.  (a) If at any time subsequent to the date of this Lease any one or more of the following events (herein referred to as a “Default of Tenant”) shall happen:

(i)            Tenant shall fail to pay the Basic Rent, Escalation Charges or other sums payable as additional charges hereunder (including, without limitation, any sum or charge payable by Tenant to the “Subtenant” pursuant to Section 14.29 of this Lease) within 7 days of the due date thereof (it being agreed and understood that Landlord shall not be required to provide Tenant written notice of any event specified in this Section 13.1(a)(i)); or

(ii)           Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant’s part to be performed or observed, or Tenant shall desert or abandon the Premises or the Premises shall become, or appear to have become vacant (regardless whether the keys shall have been surrendered or the rent and all other sums due shall have been paid), and Tenant shall fail to remedy the same within thirty (30) days after written notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity; or

(iii)          Tenant’s leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

(iv)          Tenant shall make an assignment for the benefit of creditors or shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

(v)           A petition shall be filed against Tenant in bankruptcy or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive), or if any debtor in possession (whether or not Tenant) trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive); or

(vi)          If a Default of Tenant of the kind set forth in clauses (i) or (ii) above shall occur and if either (a) Tenant shall cure such Default within the applicable grace period or (b) Landlord shall, in its sole discretion , permit Tenant to cure such Default after the applicable grace period has expired, and an event which would constitute a similar Default if not cured within the applicable grace period shall occur more than twice within the next 365 days, whether or not such event is cured within the applicable grace period;

then in any such case (1) if such Default of Tenant shall occur prior to the Commencement Date, this Lease shall ipso facto, and without further act on the part of Landlord, terminate, and (2) if such Default of Tenant shall occur after the Commencement Date, Landlord may terminate this Lease by notice to Tenant, and thereupon this Lease shall come to an end as fully and completely as if such date” were the date herein originally fixed for the expiration of the Term of this Lease, and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

(b)           If this Lease shall be terminated as provided in this Article, or if any execution or attachment shall be issued against Tenant or any of Tenant’s property whereupon the Premises shall be taken or occupied by someone other than Tenant, then Landlord may, without notice, re-enter the Premises, either by summary proceedings, ejectment or otherwise (except by force), and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

(c)           In the event of any termination, Tenant shall pay the Basic Rent, Escalation Charges and other sums payable hereunder up to the time of such termination, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such termination, and whether or not the Premises shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as liquidated current damages, the Basic Rent, Escalation Charges and other sums payable hereunder as additional rent, less the net proceeds, if any, of any reletting of the Premises, after deducting all expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting.  Tenant shall pay such current damages to Landlord monthly on the days which the Basic Rent would have been payable hereunder if this Lease had not been terminated.

(d)           At any time after such termination, whether or not Landlord shall have collected any such current damages, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, at Landlord’s election Tenant shall pay to Landlord an amount equal to the excess, if any, of the Basic Rent, which would be payable hereunder from the date of such demand for what would be the then unexpired Term of this Lease if the same had remained in effect, over the then fair net rental value of the Premises for the same period.  The amounts payable pursuant to this paragraph (d), to the extent payable in one lump sum, shall be discounted to present value (using the 10 year Treasury Bill Rate as the discount factor).  For purposes of this paragraph, “fair net rental value” shall mean 100% of the “Fair Market Rental Value” determined in accordance with Exhibit D employing such additional criteria as are set forth in this paragraph (d) except that the fees, costs and expenses of all appraisers shall be deemed a cost of Tenant and paid for by Tenant as an additional charge under this Lease.

(e)           In the case of any Default by Tenant, re-entry, expiration and dispossession by summary proceeding or otherwise, Landlord may (i) re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord’s option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable and-necessary to re-let the same and (ii) may make such reasonable alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable and necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid.  Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under such re-letting.  Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

(f)            If a Guarantor of this Lease is named in Section 1.2, the happening of any of the events described in paragraphs (a)(iv) or (a)(v) of this Section 13.1 with respect to the Guarantor shall constitute a Default of Tenant hereunder.

(g)           The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled to lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

(h)           All costs and expenses incurred by or on behalf of Landlord (including, without limitation, attorneys’ fees and expenses) in enforcing its rights hereunder or occasioned by any Default of Tenant shall be paid by Tenant.

13.2         LANDLORD’S DEFAULT.  Landlord shall in no event be in default of the performance of any of Landlord’s obligations hereunder unless and until Landlord shall have unreasonably failed to perform such obligation within a period of time reasonably required to correct any such default, after notice by Tenant to Landlord specifying wherein Landlord has failed to perform any such obligations.

ARTICLE XIV

MISCELLANEOUS PROVISIONS

14.1         EXTRA HAZARDOUS USE.  Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of.  property or liability insurance on the Premises or of the Building above the standard rate applicable to premises being occupied for Permitted Uses; and Tenant further agrees that; in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as an additional charge hereunder.

14.2         WAIVER.  (a)  Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of their respective rights hereunder.  Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions.  The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord’s or Tenant’s consent or approval to or of any subsequent similar act by the other.

(b)           No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account of the earliest installment of any payment due from Tenant under the provisions hereof.  The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant,

14.3         COVENANT OF QUIET ENJOYMENT.  Tenant, subject to the terms and provisions of this Lease, on payment of the Basic Rent and Escalation Charges and observing, keeping and performing all of the other terms and provisions of this Lease on Tenant’s part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the term hereof, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

14.4         LANDLORD’S LIABILITY.  (a)  Tenant specifically agrees to look solely to Landlord’s then equity interest in the Property at the time owned, for recovery of any judgment from Landlord; it being specifically agreed that Landlord (original or successor) shall never be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant.

(b)           With respect to any services or utilities to be furnished by Landlord to Tenant, Landlord shall in no event be liable for failure to furnish the same when prevented from doing so by Force Majeure, strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any cause beyond Landlord’s reasonable control, or for any cause due to any act or neglect of Tenant or Tenant’s servants, agents, employees, licensees or any person claiming by, through or under Tenant; nor shall any such failure give rise to any claim in Tenant’s favor that Tenant has been evicted, either constructively or actually, partially or wholly.

(c)           In no event shall Landlord ever be liable to Tenant for any loss of business or any other indirect or consequential damages suffered by Tenant from whatever cause.

(d)           With respect to any repairs or restoration which are required or permitted to be made by Landlord, the same may be made during normal business hours provided, however, that to the extent within its control, Landlord shall use good faith efforts to avoid unnecessary interference with Tenant’s use of the Premises.  Landlord shall have no liability for damages to Tenant for inconvenience, annoyance or interruption of business arising therefrom.

14.5         NOTICE TO MORTGAGEE OR GROUND LESSOR.  After receiving notice from any person, firm or other entity that it holds a mortgage or a ground lease which includes the Premises, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor (provided Tenant shall have been furnished with the name and address of such holder or ground lessor), and the ) curing of any of Landlord’s defaults by such holder or ground lessor within the time period allocated to Landlord for such performance shall be treated as performance by Landlord.

14.6         ASSIGNMENT OF RENTS AND TRANSFER OF TITLE.  (a)  With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Premises, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage, shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and that, except as aforesaid, such holder shall be treated as having assumed Landlord’s obligations hereunder only upon exercising its rights and taking possession pursuant to such assignment or mortgage (but only during such time as such holder is actually in possession under such assignment or mortgage) or upon foreclosure of such holder’s mortgage and the taking of possession of the Premises.

(b)  In no event shall the acquisition of Landlord’s interest in the Property by a purchaser which, simultaneously therewith, leases Landlord’s entire interest in the Property back to the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord’s obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord’s obligations hereunder.  In any such event, this Lease shall be subject and subordinate to the lease to such purchaser provided that such purchaser/lessor shall enter into an agreement with Tenant, recordable in form, to the effect that in the event of a termination of such lease, this Lease shall not be terminated or disturbed by such purchaser/lessor or anyone claiming by, through or under such purchaser/lessor so long as no Default of Tenant is then continuing or shall thereafter occur beyond expiration of applicable notice and cure periods, if any.  For all purposes, such seller-lessee, and its successors in title, shall be the Landlord hereunder unless and until Landlord’s position shall have been assumed by such purchaser-lessor.

(c)  Except as provided in paragraph (b) of this Section, in the event of any transfer of title to the Property by Landlord, Landlord shall thereafter be entirely freed and relieved from the performance and observance of all covenants and obligations hereunder.

14.7         RULES AND REGULATIONS.  Tenant shall abide by rules and regulations from time to time established by Landlord, it being agreed that such rules and regulations will be established and applied by Landlord in a non-discriminatory fashion, such that all rules and regulations shall be generally applicable to other tenants of the Building of similar nature to the Tenant named herein.  Landlord agrees to use reasonable efforts to insure that any such rules and regulations are uniformly enforced, but Landlord shall not be liable to Tenant for violation of the same by any other tenant or occupant of the Building, or persons having business with them.  In the event that there shall be any conflict between such rules and regulations and the provisions of this Lease, the provisions of this Lease shall control.

14.8         ADDITIONAL CHARGES.  If Tenant shall fail to pay when due any sums under this Lease designated or payable as an additional charge or additional rent, Landlord shall have the same rights and remedies against Tenant as Landlord has hereunder for failure to pay Basic Rent.

14.9         INVALIDITY OF PARTICULAR PROVISIONS.  If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by Law.

14.10       PROVISIONS BINDING, ETC.  Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns.  Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition.  The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may later give consent to a particular assignment as required by those provisions of Article VI hereof.

14.11       RECORDING.  Tenant agrees not to record this Lease, but each party hereto agrees, on the request of the other, to execute a so-called notice of lease in form recordable and complying with applicable law and reasonably satisfactory to Landlord’s attorneys.  In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the” provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

14.12       NOTICES.  Whenever, by the terms of this Lease, notices, consents or approvals shall or may by given either to Landlord or to Tenant, such notices, consents or approvals shall be in writing and shall be sent by registered or certified mail, return receipt requested, postage prepaid:

If intended for Landlord, addressed to Landlord at Landlord’s Original Address with separate copies addressed to Landlord at 730 Third Avenue, New York, New York 10017 (a) Attention: Philip R.  DiGennaro, Vice President Mortgage and Real Estate Division and (b) Attention: Legal Department (or to such other address as may from time to time hereafter by designated by Landlord by like notice).

If intended for Tenant, addressed to Tenant at Tenant’s Original Address until the Commencement Date and thereafter to the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice.)

All such notices shall be effective when deposited in the United States Mail within the Continental United States, provided that the same are received in ordinary course at the address to which the same were sent.

14.13       WHEN LEASE BECOMES BINDING.  The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant.  All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and this Lease expressly supersedes any proposals or other written documents relating hereto.  This Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

14.14       PARAGRAPH HEADINGS.  The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction, or meaning of the provisions of this Lease.

14.15       RIGHTS OF MORTGAGEE OR GROUND LESSOR.  (a)  This Lease shall be subordinate to any mortgage or ground lease from time to time encumbering the Premises, whether executed and delivered prior to or subsequent to the date of this Lease, if the holder of such mortgage or ground lease shall so elect.  If this Lease is subordinate to any mortgage or ground lease and the holder thereof (or successor) shall succeed to the interest of Landlord, at the election of such holder (or successor) Tenant shall attorn to such holder and this Lease shall continue in full force and effect between such holder (or successor) and Tenant.  Tenant agrees to execute such instruments of subordination or attornment in confirmation of the foregoing agreement as such holder may request.  Failure to comply with any such request shall be deemed a Default of Tenant under this Lease.

(b)  Notwithstanding anything to the contrary contained in Section 14.15(a), Tenant shall not be required to subordinate this Lease to any mortgage or ground lease or to the lien of any mortgage nor shall the subordination provided herein be self-operative unless the holder of such mortgage or ground lease shall enter into an agreement with Tenant, recordable in form to the effect that in the event of foreclosure of or similar action taken under such mortgage or termination of such ground lease, this Lease shall not be terminated or disturbed by such mortgageholder or ground lessor or anyone claiming under such mortgageholder or ground lessor, so long as Tenant shall not be in default under this Lease.  The form of any such agreement shall be the form as required by any such mortgagee or ground lessor.  It is agreed and understood that the provisions of this clause (b) shall only be applicable to the rights of the original Tenant named herein, Aspen Technology, Inc. and such rights shall not inure to the benefit of, nor be applicable to, any successor or assign of Aspen Technology, Inc.

14.16       STATUS REPORT.  Recognizing that both parties may find it necessary to establish to third parties, such as accountants, banks, mortgagees, ground lessors, or the like, the then current status of performance hereunder, either party, on the request of the other made from time to time, will promptly furnish to Landlord, or the holder of any mortgage or ground lease encumbering the Premises, or to Tenant, as the case may be, a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgement that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease.

14.17       SECURITY DEPOSIT.

(a)  The cash security deposits (hereafter collectively the “Cash Deposit”) or Letters of Credit required by this Paragraph 14.17 shall be in the following amounts during the following periods:

Valid and to be held or applied by Landlord for 30 days beyond the expiration of Lease Year#	Substitute Letter of Credit	Minimum Aggregate Dollar Amount of Cash Deposit or Letters of Credit to be Provided by Tenant

1	$200,000	$400,000
2	$300,000	$500,000
3	$150,000	$350,000
4	$-0-	$200,000
5 – 10	$-0-	$-0-

Landlord has agreed that the security deposit to be held by the Landlord as security for the performance of Tenant’s obligations under this Lease may be deposited with Landlord in the form of one or more Letters of Credit (as hereinafter specified) or in the form of Cash Deposits or in the form of Letters of Credit and a Cash Deposit, provided, however, that at all times Landlord shall have in its possession and control, the Minimum Aggregate Dollar amount of Cash Deposit or Letters of Credit to be provided by Tenant as and when specified by the provisions of this Section 14.17(a) of this Lease.

(b)  Cash Deposit.  Upon execution and delivery of this Lease, Tenant has deposited with Landlord the amount of $200,000.00 (the “First Portion of the Cash Deposit”) as a portion of the Cash Deposit to be held by Landlord under this Lease.  On or before March 1, 1992, Tenant shall deposit an additional $200,000.00 in cash with Landlord to be held with the First Portion of the Gash

Deposit until such time as Tenant either provides Landlord with Letters of Credit in the amounts and form required by Section 14.27(a) and Section 14.27(c) hereof in substitution for the Cash Deposit or until such time as the Minimum Aggregate Dollar Amount of Cash Deposit or Letters of Credit to be provided by Tenant pursuant to Section 14.17(a) shall decrease as provided in Section 14.17(a).  Tenant shall from time to time deposit additional Cash Deposits with Landlord as and when required by Section 14.17(a).

It is agreed that in the event of a Default of Tenant under this Lease, (whether prior to or after the Commencement Date) Landlord may use, apply or retain the whole or any part of the Cash Deposit so deposited with Landlord but only as and to the extent necessary to satisfy the payment of any Basic Rent, additional rent or any other sum as to which Landlord may expend or be required to expend by reason of a Default of Tenant in -) respect of any of the terms, covenants and conditions of this Lease, including, but hot limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency occurred before or after summary proceedings or other re-entry by Landlord.  If Landlord applies all or any part of the Cash Deposit to cure any Default of Tenant under this Lease, Tenant shall, within 5 days after the applicable draw, deposit with Landlord additional cash in an amount equal to the amount so applied by Landlord so that at all times Landlord shall have the full amount of the Cash Deposit in the Minimum Aggregate Dollar Amount of Cash Deposit or Letters of Credit to be provided by Tenant as required by Section 14.17(a) of this Lease.  In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the Cash Deposit or portions thereof then in the possession of Landlord shall be returned to Tenant on or before the date fixed in Section 14.17 (a) for the release of all or portions of the Cash Deposit.

In the event of a sale or lease of the Property, Landlord shall transfer the Cash Deposit to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such Cash Deposit, and Tenant agrees to look solely to the new Landlord for the return of said security and it is agreed and understood that the provisions hereof shall apply to every transfer or assignment made of the Cash Deposit to a new Landlord.  Any Cash Deposit so transferred or assigned to a successor to Landlord shall be deposited in one or more fully insured (FDIC) accounts and shall not be comingled with any other assets of such successor to the Original Landlord named herein.  Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as a Cash Deposit and that neither Landlord nor it successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.  It shall be a Default of Tenant (without the requirement of any notice or opportunity to cure) in the event that Tenant shall fail to deposit the remaining $200,000.00 of the Cash Deposit with Landlord on or before March 1, 1992, time being of the essence.  For so long as there exists no Default of Tenant under this Lease, the Cash Deposit (or so much thereof as is being held by the Landlord shall bear interest at an annual rate equal to the One

Year Treasury Bill Rate.  All such interest shall be paid to Tenant annually on the anniversary of the date of this Lease.  Tenant shall not be entitled to receive any interest on the Cash Deposit during the pendency of any Default of Tenant under this Lease.  Provided there exists no Default of Tenant, Landlord shall release the Cash Deposit plus interest thereon then being held by Landlord under this Lease upon delivery to Landlord of the Letters of Credit in form and substance approved by Landlord and permitted to be deposited with Landlord by Tenant pursuant to Sections (c), (d) and (e) of this Section 14.17.  It is agreed and understood that neither Landlord nor the Manager shall be required to advance any portion of the Allowance (as said term is defined in Article IV hereof) until such time as Tenant has deposited the full $400,000.00 in the form of a Cash Deposit as required hereunder.  It is agreed and understood that any delays in completing the Premises for occupancy as a result of Landlord’s failure to advance all or any portion of the Allowance due to Tenant’s failure to deposit the entire $400,000.00 Cash Deposit with Landlord within the time and manner provided above shall (i) be the sole responsibility of Tenant and (ii) not affect the validity of this Lease nor cause any delays in the occurrence of the Commencement Date.  Tenant shall provide Landlord with 30 days advance written notice of its desire to substitute Letters of Credit for the Cash Deposit pursuant to this Section 14.17.

(c)  Letters of Credit Defined.  All Letters of Credit to be deposited with Landlord pursuant to this Section 14.17 shall be unconditional, confirmed, irrevocable, automatically renewable and payable through (or confirmed by) a New York City Bank approved by Landlord in its sole discretion and which Letters of Credit shall be in form and content satisfactory to Landlord in its sole and absolute discretion in each instance.  As used herein, the term “Original Letter of Credit” shall mean that certain letter of credit in the amount of $200,000.00.  The Original Letter of Credit shall be and remain in force and effect from the date of deposit with Landlord through and including the 30th day beyond the expiration of the Fourth (4th) Lease Year and shall expressly provide for its continuance for the period beginning on the date of deposit with Landlord and expiring on the thirtieth (30th) day beyond the expiration of the Fourth (4th) Lease Year.  The term “First Substitute Letter of Credit” shall mean that certain letter of credit in the amount of $200,000.00 which Tenant shall deliver to Landlord simultaneously with the Original Letter of Credit and shall be and remain in force and effect for the period beginning on the date of deposit of the Original Letter of Credit with Landlord through that date which is thirty (30) days beyond the expiration of the First (1st) Lease Year.  The term “Additional Substitute Letters of Credit” shall mean (i) that certain letter of credit in the amount of $300,000.00 that is issued by a bank satisfactory to Landlord and in the form required by this Section 14.17 and approved by Landlord which Tenant shall deliver to Landlord at least twenty (20) days prior to the commencement of the Second (2nd) Lease Year and shall be and remain in force and effect for the period beginning on the date which is 20 days prior to the first day of the Second (2nd) Lease Year through and including that date which is thirty (30) days after the expiration of the Second (2nd) Lease Year and (ii) that certain letter of credit in the amount of $150,000.00 that is issued by a bank satisfactory to Landlord and in the form required by this Section 14.17 and approved by Landlord which Tenant shall deliver to Landlord at least twenty (20) days prior to the commencement of the Third (3rd) Lease Year and shall be and remain in force and effect for the period beginning on the date which is 20 days prior to the first day of the Third Lease Year through and including the date which is thirty (30) days after the expiration of the Third (3rd) Lea-se Year.  The term “Letters of Credit” shall mean the Original Letter of Credit, the First Substitute Letter of Credit and the Additional Substitute Letters of Credit.  All such Letters of Credit shall be subject to the prior written approval of Landlord in its sole discretion and shall be in the form required by this Section 14.17.

(d)  Subject to the provisions of 14.27(a), Tenant shall, as applicable, deposit with Landlord at the times and manner previously described herein the Original Letter of Credit, the First Substitute Letter of Credit and the Additional Substitute Letters of Credit, at Tenant’s sole cost and expense, as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of the Lease.  If a Default of Tenant occurs in respect of any of the terms, provisions and conditions of the Lease prior to or after the Commencement Date, including, but not limited to, the payment of Basic Rent, Escalation Charges or Additional Rent, Landlord may draw on the bank(s) issuing any of the Letters of Credit at sight for any or all of the balance remaining under the Letters of Credit and Landlord shall have the right to draw upon and use, apply or retain the whole or any part thereof but only as and to the extent necessary to satisfy the payment of any Basic Rent, Additional Rent or any other sum to which the Default of Tenant has occurred or for any sum which Landlord may expend or may be required to expend by reason of such Default of Tenant in respect of any of the terms, covenants and conditions of the Lease including, but not limited to, any damage or deficiency accrued before or after summary proceedings or other re-entry by Landlord.  In the event of a sale of the Land and/or the Building or the leasing of the Building, Landlord shall have the right to transfer the Letters of Credit to the transferee, assignee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such security; and Tenant shall look solely to the new landlord for the return of said security; the provisions hereof shall apply to every transfer or assignment made of the security to a new landlord.  Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord, nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.  In the event that Landlord draws upon and applies or retains any portion or all of the Letters of Credit from time to time deposited hereunder, Tenant shall restore the amount so drawn upon and applied or retained within five (5) business days of the applicable draw of such amounts so that at all times (subject to the five day grace period herein referenced) Landlord shall be entitled to draw down upon the full aggregate amount of the Letters of Credit from time to time required to be deposited with Landlord hereunder in the instance of a Default of Tenant.  Any failure of Tenant to deliver to Landlord any of the Letters of Credit as prescribed herein or to restore any amount drawn under any Letter of Credit within the time and manner specified herein shall automatically be deemed to be a Default of Tenant under this Lease and entitle Landlord to (i) exercise any and all rights afforded to Landlord pursuant to Section 13.1(a) of this Lease and (ii) to immediately draw down any of the Letters of Credit then in force or effect and Landlord shall retain such cash amounts as a Cash Deposit pursuant to the provisions of this Section 14.17.

(e)  The Letters of Credit shall be deposited and maintained with Landlord and held by Landlord as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease and in the event that (i) any Default of Tenant occurs under the terms of the Lease or (ii) Landlord transfers its right, title and interest under the Lease to a third party and any bank(s) issuing any of the Letters of Credit shall not consent to the transfer of any of the beneficial interest of such Letters of Credit to such third party or (iii) if any such Letter of Credit shall be terminated prior to the date upon which it is required to be in effect hereunder, then Landlord may draw on the Letters of Credit in their entirety, except that in the case of a Default of Tenant as set forth in clause (i) hereof, Landlord shall only be entitled to draw down such amounts as may be necessary to satisfy or remedy such Default of Tenant and the balance of the proceeds of the Letters of Credit (if any) shall be held and applied as security as a Cash Deposit under this Section 14.17 and shall be replenished (or, if applicable, portions shall be released to Tenant), if necessary, as provided above so that at all times hereunder Landlord shall be in possession of only (but no less than) the Minimum Aggregate Dollar Amount of Cash Deposit or Letters of Credit described in Section 14.17(a).  Tenant shall pay all costs associated with obtaining, replacing (as necessary), transferring, extending and maintaining the Letters of Credit in accordance with the terms of this Paragraph 14.17.  All such amounts held on deposit with Landlord as Cash Deposits and not drawn upon by Landlord together with interest thereon pursuant to the terms of this Lease shall be returned to Tenant within 30 days after the end of the Fourth Lease Year.

14.18       REMEDYING DEFAULTS.  Landlord shall have the right, but shall not be required, to pay such sums or to do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease, and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums, together with interest thereon at a rate equal to 3% over the prime rate in effect from time to time at the Bank of Boston (but in no event greater than the highest rate permitted by law), as an additional charge.  Any payment of Fixed Rent, Escalation Charges or other sums payable hereunder not paid when due shall, at the option of Landlord, bear interest at a rate equal to 3% over the prime rate in effect from time to time at the Bank of Boston or if the Bank of Boston shall cease to publish such prime rate, a similar rate of interest published by a bank in Boston, Massachusetts designated by Landlord (but in no event greater than the highest rate permitted by law) from the due date thereof and shall be payable forthwith on demand by Landlord, as an additional charge.

14.19       HOLDING OVER.  Any holding over by Tenant after the expiration of the Term of this Lease shall be treated as a daily tenancy at sufferance at a rate equal to the then fair rental value of the Premises but in no event less than one and one half (1 1/2) of the sum of (i) Fixed Rent and (ii) Escalation Charges in effect on the expiration date.  Tenant shall also pay to Landlord all damages, direct and/or indirect (including any loss of a tenant or rental income), sustained by reason of any such holding over.  Otherwise, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable.

14.20       WAIVER OF SUBROGATION.  Insofar as, and to the extent that, the following provision shall not make it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the locality in which the Property is located (even though extra premium may result therefrom) Landlord and Tenant, mutually agree that any property damage insurance carried by either shall provide for the waiver by the insurance carrier of any right of subrogation against the other, and they further mutually agree that, with respect to any damage to property, the loss from which is covered by insurance then being carried by them, respectively, the one carrying such insurance and suffering such loss releases the other of and from any and all claims with respect to such loss to the extent of the insurance proceeds paid with respect thereto.

14.21       SURRENDER OF PREMISES.  Upon the expiration or earlier termination of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises in neat and clean condition and in good order, condition and repair, together with all alterations, additions and improvements which may have been made or installed in, on or to the Premises prior to or during the Term of this Lease, excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility of repair and restoration.  Tenant shall remove all of Tenant’s Removable Property and, to the extent specified by Landlord pursuant to or as a condition of Landlord’s consent to any improvement or alteration made by Tenant pursuant to

Section 5.2, all alterations and additions made by Tenant and all partitions wholly within the Premises other than those partitions work and improvements paid for through the Allowance and shall repair any damage to the Premises or the Building caused by such removal.  Any Tenant’s Removable Property which shall remain in the Building or on the Premises after the expiration or termination of the Term of this Lease shall be deemed conclusively to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit, at Tenant’s sole cost and expense.

14.22       SIGNAGE.  Landlord acknowledges that Tenant intends to erect a sign on the exterior of the Building similar in size to the former “Interleaf sign.  Landlord shall have the right to approve the size, content, location and manner of illumination of such exterior signage, which approval shall not be unreasonably withheld or delayed provided that such signage is consistent with the size, location and manner of illumination of the prior existing Interleaf signage and the content thereof consists merely of Tenant’s name and corporate logo.  The cost of erecting, maintaining and repairing the approved signage shall be borne by Tenant at its sole cost and expense.  Tenant shall also be responsible for obtaining all necessary permits and approvals for the approved signage from any governmental agency having jurisdiction thereover.  Tenant shall provide Landlord with copies of.  all permits and approvals obtained in connection with the approved signage prior to erection thereof.  Tenant” shall repair any damage to the property or the Building sustained in connection with the erection, maintenance, repair or removal of the approved signage.  Upon expiration or any earlier termination of this Lease, Tenant shall, at its sole cost and expense, remove the approved signage and repair any damage to the property and/or the Building resulting from such removal.  The provisions regarding Tenant’s obligation .to pay the cost of erection, maintaining and repairing the approved signage and removal thereof and the repair of any damage to the Building as a result thereof shall survive any expiration or earlier termination of this Lease.  Except as permitted by this Section 14.22, Tenant shall erect no signs or lettering on any portion of the Building which are visable from the exterior of the Building without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

14.23       SUBSTITUTE SPACE.  Intentionally Omitted.

14.24       BROKERAGE.  Tenant warrants and represents that Tenant has dealt with no broker in connection with the consummation of this Lease other than Lynch, Murphy, Walsh & Partners and Fallon, Hines &.  O’Connor (collectively the “Broker”), and, in the event of any brokerage claims against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify Landlord against any such claim (except any claim by the Broker).  Landlord shall be responsible for the payment of brokerage commissions or fees due and owing the Broker.

14.25       SPECIAL TAXATION PROVISIONS.  Landlord shall have the right at any time and from time to time, to unilaterally amend the provisions of this Lease if Landlord is advised by its Counsel that all or any portion of the monies paid by Tenant to Landlord hereunder are, or may be deemed to be, unrelated business income within the meaning of the United States Internal Revenue Code, or regulation issued thereunder, and Tenant agrees that it will execute all documents or instruments necessary to effect such amendment or amendments, provided that no such amendment shall result in Tenant having to pay in any one calendar year more money on account of its occupancy of the demised premises under the provisions of this Lease as so amended and provided further, that no such amendment or amendments shall result in Tenant receiving under the provisions of this Lease less services than it is entitled to receive nor services of a lesser quality.

Anything contained in the foregoing provisions of this Lease (including, without limitation, Article 6 hereof) 5 to the contrary notwithstanding, neither Tenant nor any other person having an interest in the possession, use, occupancy or utilization of the Premises shall enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of space in the Premises which provides for rental or other payment for such use, occupancy or utilization based, in whole or in part, on the net income or profits derived by any person from the premises leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

14.26       HAZARDOUS MATERIALS.  Tenant shall not (either with or without negligence) cause or permit (by Tenant or anyone claiming by, through or under Tenant) the escape, disposal, release or threat of release of any biologically or chemically active or other Hazardous Materials (as said term is hereafter defined) on, in, upon or under the Property or the Premises.  Tenant shall not allow the generation, storage, use or disposal of such Hazardous Materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the generation, storage, use and disposal of such Hazardous Materials, nor allow to be brought into the Property any such Hazardous Materials except for use in the ordinary course of Tenant’s business, and then only after written notice is given to Landlord of the identity of such Hazardous Materials.  Hazardous Materials shall include, without limitation, any material or substance which is (i) petroleum, (ii) asbestos, (iii) designated as a “hazardous substance” pursuant to Section 311 of the Federal Water Pollution Control Act, 33 u.S.C.  SS 1251 et seq.  (33 U.S.C.  SS 1321) or listed pursuant to SS 307 of the Federal Water Pollution Control Act (33 U.S.C.  SS 1317), (iv) defined as a “hazardous waste” pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C.  SS 6901 et seq.  (42 U.S.C.  SS 6903), (v) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C.  SS 9601 et seq.  (42 U.S.C.  SS 9601), as amended, or (vi) defined as “oil” or a “hazardous waste”, a “hazardous substance”, a “hazardous material” or a “toxic material” under any other law, rule or regulation applicable to the Property, including, without limitation, Chapter 21E of the Massachusetts General Laws, as amended.  If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of Hazardous Materials, then the reasonable costs thereof > shall be reimbursed by Tenant to Landlord upon demand as additional charges but only if such requirement is the result of the acts or omissions of Tenant.  In addition, Tenant shall execute affidavits, representations and the like, from time to time, at Landlord’s request concerning Tenant’s best knowledge and belief- regarding the presence of Hazardous Materials on the Premises.  In all events, Tenant shall indemnify and save Landlord harmless from any release or threat of release or the presence or existence of Hazardous Materials on the Premises occurring while Tenant is in possession, or elsewhere on the Property if caused by Tenant or persons acting under Tenant.  The within covenants and indemnity shall survive the expiration or earlier termination of the Term of this Lease.  Landlord expressly reserves the right to enter the Premises to perform regular inspections.  Landlord shall endeavor to provide Tenant with advance oral notice of its intent to enter the Premises or permitted herein, but in no event shall failure to provide such notice to Tenant preclude Landlord from entering the Premises or exercising its rights under this Section 14.27.

14.27       NET LEASE.  This is, and is intended to be, a Net Lease, and accordingly, except as expressly otherwise provided for herein, all charges, assessments and impositions made upon the Property and all costs, expenses and other obligations paid or incurred by Landlord of any kind or nature whatsoever in insuring, maintaining and/or repairing the Premises or the Building or the Property or any additions to the Building shall be included in determining Landlord’s costs of which Tenant is obligated to pay a pro rata share or the entirety, as the case may be, as provided hereinabove.

14.28       GOVERNING LAW.  This Lease shall be governed exclusively by the provisions hereof and by the laws of the Commonwealth of Massachusetts, as the same may from time to time exist.

14.29       MANAGER; MANAGEMENT FEES; DESIGNATION; MANAGEMENT SPECIFICATIONS.

(a)  Generally: At all times during the Term of this Lease, there shall be a Manager of the Building, which Manager shall, at a minimum, perform the functions specified in Exhibit F to this Lease for the benefit of all of the tenants of -the Building or as may be required by the terms of all leases with respect to the Building.  As and to the extent that Tenant shall desire or require management functions and/or services in excess of those set forth in Exhibit F, Tenant shall advise Landlord of such need or requirement and, to the extent reasonably possible, such function shall be provided by the Manager and 100% of the costs of providing such function shall be borne by Tenant, as an additional charge to

Tenant Tinder this Lease.At all times during the Term of this Lease., the functions and “services to be provided by the Manager shall X performed pursuant to a written contract with the Landlord (a “Management Contract”) and each such Management Contract shall provide for cancellation by the Landlord upon 30 days written notice given at any time.  Similarly, all outside service and vendor contracts (“Outside Vendor Contracts”) entered into by the Manager shall provide for 30 day cancellation at any time by written notice from the Manager.

Landlord and Tenant each hereby agree that they desire to have high quality services provided to the Building at competitive costs.  Each Lease Year during the Term of this Lease, the Manager shall review recurring Outside Vendor Contracts having an annual cost in excess of $5,000.00 (such contracts-being “Major Service Contracts”).  As part of such review, the Manager shall consult with Tenant so as to obtain Tenant’s opinion of the services provided by each vendor.  The annual review of Major Service Contracts shall include, without limitation, HVAC, cleaning and trash hauling.  In the event that, based oa such review Landlord shall, in its discretion, determine that any such service or function being provided through a Major Service Contract, may be provided to the Building at the same or better level of service with reduced costs and in the best interests of all tenants of the Building, then, Landlord may, but shall not be required to, terminate the applicable Major Service Contract and enter into a substitute Major Service Contract with another party at lower cost.  It is agreed that all determinations and decisions with respect to Outside Vendor Contracts any Major Service Contracts shall be made by Landlord in its sole discretion.

The amount of the fixed management fee charged by the Manager (“Fixed Management Fee”) shall be limited as hereinafter set forth.  For the First Lease Year, the Fixed Management Fee shall be $,38 per rentable square foot contained in the Building (including the rentable square footage of the Retail Rentable Area but excluding the number of rentable square feet on the sixth floor of the Building not actually leased to Tenant or other tenants).  In no event shall the Fired Management Fee, for and with respect to any Lease Year, exceed the suro of the Fixed Management Fee incurred during the previous Lease Year plus an amount equal to the Fixed Management Fee payable in connection with the immediately preceding Lease Year multiplied by the CPI Percentage.  As used herein, the term “CPI Percentage” shall mean the x percentage increase, if any, in the consumer price index all items Boston, Massachusetts (the “CPI Index?) publishes by the United States Department of Labor (or if there ceases to be such an index, an index reasonably selected by Landlord to reflect increases in consumer costs and prices in the Boston, Massachusetts area) between the CPX Index last published prior to commencement of the immediately preceding Lease Year and the CPI Index last published prior to commencement of the Lease Year for which the Fixed Management Fee is being computed.

(b)  Designation of Manager.

(i)  Initially, the Manager shall be Leggat McCall Property Management, Inc, Landlord shall have the sole and absolute right to designate the Manager during Lease Years one through and including, four.

(ii)  As and to the extent that commencing with the beginning of the Fifth Lease Year, Tenant shall be-leasing neatly the entire Building, Landlord has agreed to grant Tenant the right to designate the Manager.  Subject to the terms and provisions hereafter set forth and provided that Tenant shall give Landlord sis months written notice of its desire to be more directly involved in the selection of the Manager (a “Management Selection Notice”) and provided further that Tenant shall not then, or at any time thereafter be in default in the performance or observance of any term, covenant or condition in the Lease contained to be performed or observed by Tenant, Tenant shall have the right to select the Manager.  It is agreed and.  understood that the Manager selected by Tenant (“Tenant’s Management Selection”) shall be chosen from a list of 4 reputable companies regularly engaged in managing office buildings comparable to the Building in size and use, which list shall be designated by Landlord and Tenant.  Landlord and Tenant shall each select two qualified management companies.  The Tenant’s selections to this list shall be subject to the advance approval of Landlord.  Within 60 days of Landlord’s receipt o£ a Management Selection Notice, Landlord shall provide Tenant with its list of 2 reputable management companies and shall approve or reject Tenant’s selections.  The provisions of paragraph (a) of this Section 14.29 shall apply to the Tenant’s Management Selection and any Management Contract entered into by Landlord, with Tenant’s Management Selection.

Provided that there is no Default of Tenant pursuant to this Lease, in the event of any cancellation or termination of the Management Contract between Landlord and the Tenant’s Management selection or in the event Tenant, for cause, shall determine that Tenant’s Management Selection is no longer acceptable the selection process set forth in the first paragraph of this paragraph (ii) shall be repeated.

14.30       PARKING.  As used herein, the tern “Parking Leases” shall mean (i) that certain Lease Agreement for Parking Spaces in the East Cambridge Parking Facility - Phase I dated November 19, 1965 by and between the City of Cambridge (the “City”), as the lessor, and Edgewater Place Limited Partnership (the “Partnership”), as the lessee, as amended ,by that certain First Amendment to Lease Agreement for Parking Spaces in the East Cambridge Parking Facility - Phase 1 dated August, 1986 by and between the City, as lessor, and the Partnership, as the lessee, copies of which are attached hereto as Exhibit G with respect to 30 parking spaces within a garage facility known as the East Cambridge Parking Facility located at the corner of First Street and Thorndike Street in Cambridge, Massachusetts (the “First Street Garage”) and (ii) that certain Lease Agreement for Parking Spaces in the East .Cambridge Parking Facility .-Phase II dated November 19, 1985 by and between the City, as lessor, and the Partnership, as lessee, as amended by that certain First Amendment to Lease Agreement for

Parking Spaces .in the East Cambridge Parking Facility -Phase II November 19, 1985 dated August, 1986 by and between the City, as lessor, and the Partnership, as lessee, copies of which are attached hereto as Exhibit H, with respect to 75 parking spaces at the First Street Garage.

(a)  Tenant acknowledges and agrees that Landlord shall cause to be available to Tenant unreservad and undesignated parking spaces in tha parking area located at the Building (the “Building Garage”) and the First Street Garage, During Lease Years one (1) through and including four (4), Landlord shall make available to Tenant 119 parking spaces as follows:

Location	Number of Parking Spaces

Building Garage	31
First Street Garage	88
TOTAL	119

Commencing on the first day of the fifth (5th) Lease Year of the Term of this Lease, Landlord shall increase the availability of parking for the Tenant by 22 parking spaces to a total of 141’parking spaces as follows;

Location	Number of Parking Spaces

Building Garage	36
First Street Garage	105
TOTAL	141

(b)  Subject to the written consent of the City as required under the Parking Leases, Landlord shall sublease all of the 105 parking spaces at the First Street Garage referred to in the Parking Leases (the “First Street Parking Spaces”) to the Manager or another entity chosen by Landlord, in its sole and absolute discretion (the “Subtenant”).  It is expressly understood and agreed that Subtenant shall execute and deliver to Landlord a Sublease pursuant to which Subtenant expressly agrees (i) to assume all of the obligations of the lessee under the Parking Leases and (ii) to perform all of the terms, provisions, conditions, covenants and agreements contained in the Parking Leases to be performed by the lessee thereunder.  Furthermore, it is expressly understood and agreed that the Sublease shall provide that Subtenant lease the required number of First Street Parking Spaces to Tenant hereunder.  Subtenant shall rent to Tenant the First Street Parking Spaces at the First Street Garage at the rate and terms set forth in the Parking Leases.  Tenant shall pay to Subtenant in advance, on or before the first day of each month during the Term of this Lease without offset, deduction, abatement or demand the then current monthly parking rate (the “Parking Charges”) for each parking space allocated to Tenant (regardless of whether each such Parking Space was actually used by Tenant or not) as set forth under the terms and conditions of the Parking Leases.  It is agreed and understood that the Parking Charges shall apply to each parking space allocated to Tenant hereunder, regardless of use or non-use thereof by Tenant.  Any failure of Tenant (i) to make prompt and timely payments to Subtenant of the rent required under the Parking Leases or (ii) to perform any and all other monetary and non-monetary obligations under the Parking Leases shall constitute a Default of Tenant under this Lease.

(c)  Tenant shall provide the Subtenant with the license plate number of any motor vehicle to be parked in the First Street Garage and in the Building Garage.  Landlord, at its option, may provide parking stickers to Tenant to identify any motor vehicle which may be parked in the First Street Garage and the Building Garage.  Any motor vehicle not properly identified as belonging to Tenant or not containing appropriate identification may be removed by Subtenant, at the sole cost and expense of Tenant, without any notice to Tenant.

(d)  Tenant agrees to indemnify and save Landlord harmless from and against any and all liabilities, obligations, damages, fines, penalties, claims losses, demands, costs, charges, judgments and expenses including, without limitation, reasonable attorneys’ l fees, which the Landlord or its successors or assigns may sustain as a result of the actions of Tenant and its invitees, guests, agents, servants, employees, architects, engineers and consultants in using the First Street Garage and the Building Garage.  This indemnity shall survive any expiration or early termination of the Term of this Lease.

(e)  To the maximum extent this agreement may be made effective according to law, Tenant agrees that Landlord shall not be responsible or liable to Tenant or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of any person in connection with use and occupancy of the First Street Parking Spaces and the First Street Garage.  Tenant and its invitees, guests, agents, servants, employees, architects, engineers and consultants accept any and all risks associated with the use and occupancy of the First Street Parking Spaces and the First Street Garage.

(f)  Upon the occurrence of the Commencement Date, Landlord shall exercise its option to extend the Parking Leases for such terms as will be at least co-terminus with the expiration of the term of this Lease.  Landlord shall provide Tenant with notices of any defaults under or pursuant to the Parking Leases.

14.31       ACCESS TO THE PREMISES.  Subject to expiration or earlier termination of the Term of this Lease and the terms and provisions of Section 7.4 and Article XII of this Lease, from and after the Commencement Date, Tenant shall have the right to enter the Premises 365 days per year on a 24 hour per day basis.

14.32       REQUIREMENTS OF PUBLIC AUTHORITY.

(a)  Legal Requirements.  Tenant shall, at its own cost and expense, promptly observe and comply with all Legal Requirements (as said term is hereafter defined).  Tenant shall pay all costs, expenses, liabilities, losses, damages, fines, penalties, claims and demands, that may in any manner arise out of or be imposed on the Landlord or the Property because of the failure of Tenant to comply with the covenants of this Section 14.32 or any Legal Requirement.  As used herein, the term “Legal Requirements” shall mean and include all Federal, State, county and local laws, rules, ordinances, codes, regulations, statutes, administrative orders, by-laws or orders of any governmental agency or authority applicable to, imposed upon or relating to tenant’s use and enjoyment of anything done in the Property or the Premises by Tenant, as same are the responsibility of Tenant under this Lease.

(b)  Contests.  Provided that Tenant shall not be in default under this Lease (beyond expiration of applicable notice and cure periods, if any), Tenant shall have the right to contest by appropriate legal proceedings diligently conducted in good faith, in the name of the Tenant, without cost, expense, liability or damage to the Property or to Landlord, the validity or application of any Legal Requirement and, if compliance with any of the terms of any such Legal Requirement may legally be delayed pending the prosecution of any such proceeding.  Tenant may delay such compliance therewith until the final determination of such proceeding (but in no event shall such a delay extend or delay the Anticipated Completion Date or the Commencement Date), provided in each case that: (a) Landlord shall not be subject to civil or criminal, claims, penalty or damages or to prosecution for a crime, nor shall the Property or any equipment and improvements therein or any part thereof be subject to being condemned or vacated, or subject to any lien or encumbrance, by reason of non-compliance or otherwise by reason of such contest; (b) before the commencement of such contest, Tenant shall furnish to Landlord the bond of a surety company satisfactory to Landlord, in form and substance satisfactory to Landlord and in an amount equal to one hundred percent (100%) of the cost of such compliance (as estimated by Landlord) and shall indemnify Landlord against the cost of such compliance and any liability resulting from or incurred in connection with such contest or non-compliance (including, without limitation, attorneys fees); (c) such non-compliance or contest shall not constitute or result in any violation of any mortgage or ground lease now or hereafter encumbering the Property, or if any present or future holder of any such mortgage or the lessor’s position under any ground lease (a “Land Lessor”) shall condition such non-compliance or contest upon the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of Tenant; and (d) Tenant shall keep Landlord regularly advised as to the status of such proceedings in good faith and shall diligently prosecute same1 to completion.  Landlord shall be deemed subject to prosecution for a crime if Landlord, any present or future holder of any such mortgage, a Land Lessor or any of their officers, directors, partners, shareholders, agents or employees, is charged with a crime of any kind whatever unless such charge is withdrawn five (5) days before such party is required to plead or answer thereto.  This section 14.32 shall survive the expiration or earlier termination of this Lease.

14.33       COMPLIANCE WITH THE ADA: LANDLORD’S and TENANT’S OBLIGATIONS.  In any case where it is determined that the^ ADA shall be applicable to the Building or the Premises, it is agreed and understood that the costs of work .  improvements and materials necessary to effect such compliance shall be born by Landlord or Tenant, as applicable in accordance with the following allocations:

Location	Party Responsible for Costs

Exterior of Premises including common areas not exclusively used by Tenant	Landlord

Premises including common areas exclusively used by Tenant	Tenant

14.34       INDEMNITIES.  Wherever in this Lease it is provided that one of the parties hereto (the “Indemnitor”) agrees to indemnify the other party hereto (the “Indemnitee”), it is hereby agreed that:

(i)            as soon as reasonably practical after obtaining knowledge of the existence of a claim or demand upon which it may be entitled to indemnification, the Indemnitee shall provide written notice thereof to the Indemnitor, which notice shall state the facts giving rise to the claim or demand for which the indemnity is asserted;

(ii)           the Indemnitee shall cooperate in the defense of any such claim or demand (at no cost to the Indemnitee), including making available at reasonable times to the Indemnitor and its counsel the personnel and records of the Indemnitee relevant to such defense; and

(iii)          no such action, suit or proceeding shall be settled or otherwise compromised without (a) giving the Indemnitee timely notice of such proposed settlement or compromise and (b) the express written consent of the Indemnitee.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal, by persons hereunto duly authorized, in multiple copies, each to be considered an authorized, in multiple copies, each to be considered an original hereof, as of the date first set forth above.

TENANT:		LANDLORD:

Aspen Technology, Inc.		Teachers Insurance and
Annuity Association of America

By:	/s/	By:	/s/

Its:	Director	Its:	Director

EXHIBIT A - ge 1 of 4

OFFICE
<-Access
EASEMENT ->

= Areas Excluded from Premises

= Access Easement

Floor 2
EDGEWATER
P·L·A·C·E

EXHIBIT A - Page 2 of 4

= Areas Excluded from Premises

3 Floor

EDGEWATER P·L·A·C·E

EXHIBIT A - Page 3 of 4

= Areas Excluded from Premises

Floor 4

EDGEWATER P·L·A·C·E

EXHIBIT A-1 - Page 5 of 5

OFFICE

▨ = Areas Excluded from Premises

Floor 6

EDGEWATI

P·L·A·C

EXHIBIT A - Page 4 of 4

▨ = Areas Excluded from Premises

Floor
5

EXHIBIT B

Specifications of Leasehold Improvements and Tenant Layout
Attached to and made part of Lease dated as of January     . 1992 between
TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, Landlord
and
ASPEN TECHNOLOGY, INC., Tenant
with respect to certain premises at
10 Canal Park, Cambridge, Massachusetts

1.                                       Dimensional floor plan indicating location of partitions, doors and exit locations and changes (details required of partition and door types).

2.                                       Location of standard electrical convenience outlets and telephone outlets.

3.                                       Location and specification of special electrical- outlets; e.g.  copiers, computers, etc.

4.                                       Reflected ceiling plan showing layout of standard ceiling and lighting fixtures.  Partitions to be shown lightly with switches located indicating fixtures to be controlled.

5.                                       Locations and details of special ceiling conditions, lighting fixtures, speakers, diffusers, sprinkler heads, etc.

6.                                       Location and specifications of floor covering, paint or paneling with paint colors specified.

7.                                       Finish schedule plan indicating wall covering, paint, or paneling with paint colors specified.

8.                                       Details and specifications of raised flooring, special millwork, glass partitions, rolling doors and grilles, blackboards, shelves, demolition work, etc.

9.                                       Hardware schedule indicating door number keyed to plan, size, hardware required including butts, latchsets or locksets, closures, stops, and any special items such as thresholds, soundproofing, etc.  Keying schedule is required.

10.                                 Locations and verified dimensions of all built-in equipment (file cabinets, lockers, plan files, etc.).

11.                                 In the case of Design Block Plans, all necessary mechanical, plumbing and electrical and sprinkler drawings to complete the Premises in accordance with Tenant’s Plans and tie same into Building systems.

12.                                 Location and details of special floor areas whose loading exceeds applicable building codes or building design.

13.                                 Location of any special soundproofing requirements.

14.                                 Existence of any extraordinary HVAC requirements necessitating perforation of structural members.

15.                                 Location and details of any interior stairs, blended deck or other special requirements affecting the structure.

16.                                 Any necessary increase in the design loads for the building electrical system and air conditioning system over Building design specifications.

Deliveries and Receiving - Hours –

1.  The Landlord will use its best efforts to restrict deliveries to Retail Tenants to the following hours:

a)                                                Monday through Friday – 6:00 a.m. to 8:00 a.m.

EXHIBIT C

Tenant Services – Specifications

Attached to and made part of Lease

dated as of January 30, 1992 between

TEACHERS INSURANCE AND ANNUITY

ASSOCIATION OF AMERICA, Landlord

and

ASPEN TECHNOLOGY, INC., Tenant

with respect to certain premises at

10 Canal Park, Cambridge, Massachusetts

Cleaning (excepting Saturdays and Holidays)

Lobby

Nightly -

1.                                       Brick floor to be swept and mopped using methods and materials specified by owner

2.                                       All ash urns to be emptied, wiped down and filled with fresh sand.

3.                                       Elevator doors to be wiped down and polished.

4.                                       All brass railings and metal surfaces to be wiped down and polished.

5.                                       All glass, including doors, entrance windows, and building directory to be cleaned and polished.

6.                                       Smudges and fingerprints to be wiped from walls, switchplates, doors counters, elevator call buttons and elsewhere as needed.

7.                                       All brass planters to be polished and arranged properly on floor.

8.                                       Security desk to be cleaned and wiped down.

9.                                       All carpeted areas to be vacuumed and spot treated as necessary.

Weekly –

1.                                       All horizontal surfaces to be wiped down and dusted, including moldings, baseboards, pictures, charts and any other area within reach of cleaner.

Monthly –

1.                                       High dusting to be performed, including all horizontal surfaces beyond reach of cleaner.

2.                                       All carpeted areas to be cleaned using extraction method.

Quarterly –

1.                                       Dusting of high hats, diffusers, window frames and sconce light fixtures.

Elevators

Daily -

1.                                       Carpeted floors to be vacuumed and sport treated as needed.

2.                                       All polished metal surfaces to be cleaned and polished.

3.                                       All door tracks to be vacuumed and polished.

4.                                       All panel edges and moldings to be dusted.

5.                                       All non-metal hard surfaces to be wiped down and left without streaks.

Weekly –

1.                                       All carpeted areas to be cleaned using extraction method.

Receiving Areas, Garages, Base Building Common Areas –

Daily –

1.                                       All brick floors to be swept and mopped.

2.                                       All doors to be wiped down.

3.                                       All garage and turn-around areas, including loading dock ramps to be swept and picked up.

4.                                       All trash receptacles to be emptied and cleaned.

Weekly –

1.                                       Loading dock to be pressure-washed.

Restrooms and Showers –

Daily –

1.                                       All tiled floors to be swept and mopped.

2.                                       All tiled wall surfaces to be washed down with a germicidal solution and wiped down without streaks.

3.                                       All toilets and urinals to be cleaned thoroughly using a germicidal solution, both inside and out.

4.                                       All sinks and counters to be cleaned and wiped down using a germicidal solution.

5.                                       All soap dispensers to be filled.

6.                                       All feminine products to be stocked.

7.                                       All paper products, including tissue dispensers, paper towels and toilet tissue to be re-stocked.

8.                                       All mirrors to be cleaned and polished.

9.                                       All trash and waste receptacles to be emptied and liners replaced.

Weekly –

1.                                       All partitions, and horizontal surfaces to be wiped down with a germicidal solution.

2.                                       All trash and waste receptacles to be removed, washed out and replaced.

Monthly –

1.                                       All tiled floors to be stripped, power scrubbed and sealed.

2.                                       All light fixtures and diffusers to be dusted.

Office Spaces

Daily –

1.                                       All high traffic carpeted areas to be vacuumed.

2.                                       All VCT floors to be swept and mopped.

3.                                       All trash receptacles to be emptied and liners replaced.

4.                                       All reception areas to be left in neat and orderly condition.

Weekly –

1.                                       All low-traffic carpeted areas to be vacuumed and spot treated if needed.

2.                                       All table lamps and hard furniture to be dusted.

Monthly –

1.                                       High dusting of pictures, wall hangings, charts, wall hangings and any other areas beyond normal reach of cleaner.

Quarterly –

1.                                       Stripping, sealing and buffing of all VCT floors.

Building Security

Manned Coverage –

1.                                       Shift A – Monday through Friday, 6:00 a.m. to 9:00 a.m.

2.                                       Shift B – Monday through Friday, 5:00 p.m. to 9:00 p.m.

Card Access System for After-hours entry –

1.                                       Monday through Friday, 9:00 p.m. to 6:00 a.m.

2.                                       Saturday, Sunday and Holidays – 24 hours.

Miscellaneous Tenant Services

Window Cleaning

1.                                       Exterior – Quarterly in March, July, October and December

Maintenance

Building Mechanic/Superintendent –

1.                                       On duty Monday through Friday, 9:00 a.m. to 5:00 p.m.

2.                                       On call 24 hours a day, 7 days a week.

Building Hours of Operation

1.                                       Monday through Friday, 6:00 a.m. to 9:00 p.m., excluding the following holidays:

a)                                      New Years Day

b)                                     President’s Day

c)                                      Martin Luther King Day

d)                                     Memorial Day

e)                                      Independence Day

f)                                        Labor Day

g)                                     Columbus Day

h)                                     Veteran’s Day

i)                                        Thanksgiving Day

j)                                         Christmas Day (and the following day when any such day occurs on Sunday).

EXHIBIT D
to TEN CANAL PARK (the “Lease”)
by and between
TEACHERS INSURANCE AND ANNUITY
ASSOCIATION OF AMERICA, as Landlord
and
ASPEN TECHNOLOGY, INC., as Tenant
dated as of even date herewith
with respect to certain premises at
Ten Canal Park,  Cambridge, MA

OPTIONS TO EXTEND; RIGHT OF REFUSAL

1.  OPTIONS TO EXTEND

1.1  Tenant shall have the right and option, which said option and right shall not be severed from this Lease or separately assigned, mortgaged or transferred, to extend the Initial Terra for two (2) additional consecutive periods of five (5) years each (hereinafter collectively referred to as the “Extension Period” and singularly as the “First Extension Period” and the “Second Extension Period”, respectively), provided that (a) Tenant shall give Landlord notice of Tenant’s exercise of each such option at least eighteen (18) full months prior to the expiration of the (i) Initial Term with respect to the first such option, and (ii) First Extension Period with respect to the second such option and (b) Tenant shall not be in default (beyond expiration of applicable notice and cure periods, if any) in the performance or observance of any of the terms and provisions of the Lease on the part of Tenant to be performed or observed at the time of giving applicable notice and the commencement of each such Extension Period.  Except for the amount of Basic Rent (which is to be determined as hereinafter provided), all the terms, covenants, conditions, provisions and agreements in the Lease contained shall be applicable to the additional period through which the Initial Term shall be extended as aforesaid, except that there shall be no further option to extend the Term nor shall there be any Allowance nor shalL Landlord be obligated to make or pay for any improvements to the Premises nor pay any architectural or engineering fees, legal fees, brokerage fees or inducement payments of any kind or nature.  If Tenant shall give notice of its exercise of each such option to extend in the manner and within the time period provided aforesaid, the Term shall be extended upon the giving of such notice without the requirement of any further attention on the part of either Landlord or Tenant.  Landlord hereby reserves the right, exercisable by Landlord in its sole discretion, to waive (in writing) any or all conditions precedent to Tenant’s exercise of any such option, which conditions are set forth in clauses (a) and (b) above.

If Tenant shall fail to give timely notice of the exercise of any such option as aforesaid, Tenant shall have no right to extend the Term of this Lease, time being of the essence of the foregoing provisions.  Failure to timely exercise the first such option shall terminate Tenant’s right to exercise the second such option.  Any assignment by Tenant of its interest under this Lease or any subleasing of all or any part of the Premises (other than a subletting of a portion of the Premises consented to by Landlord pursuant to Article VI) or any termination of this Lease Agreement shall terminate the rights hereby granted Tenant.  Any subletting of the Premises will not transfer to the sublessee any of the rights granted hereby.

The Basic Rent payable for each twelve (12) month period during each Extension Period shall be 90% of the Fair Market Rental Value (as said term is hereinafter defined) as of commencement of the applicable Extension Period, but, in no event, less than the Basic Rent for and with respect to the twelve (12) month period immediately preceding commencement of the applicable Extension Period.  “Fair Market Rental Value” shall be computed as of the date in question at the then current annual rental charges, including provisions for subsequent increases and other adjustments by reference to new leases then currently being negotiated or executed for comparable space located in comparable buildings within a two mile radius of the Building in Cambridge.

Dispute as to Fair Market Value.  Landlord shall initially designate the Fair Market Rental Value and shall furnish data in support of such designation.  If Tenant disagrees with Landlord’s designation of the Fair Market Rental Value, Tenant shall have the right, by written notice given to Landlord within thirty (30) days after Tenant has been notified of Landlord’s designation, to submit such Fair Market Rental Value to arbitration as follows: Fair Market Rental Value shall be determined by impartial arbitrators, one to be chosen by Landlord, one to be chosen by Tenant, and a third to be selected, if necessary, as below provided.  The unanimous written decision of the two first chosen, without selection and participation of a third arbitrator, or otherwise, the written decision of a majority of three arbitrators chosen and selected as provided below, shall be conclusive and binding upon Landlord and Tenant.  Landlord and Tenant shall each notify the other of its chosen arbitrator within ten (10) days following the call for arbitration and, if such two arbitrators shall not have reached a unanimous decision within thirty (30) days after their designation, they shall so notify the then president of the Boston Bar Association and request him to select an impartial third arbitrator, who shall be an office building owner, a real estate counsellor or lawyer or a broker dealing with like types of properties, to determine Fair Market Rental Value as herein defined.  The arbitrators shall advise the parties of their determination at least 30 days prior to the Extension Period.  If the dispute between the parties as to a Fair Market Rental Value has not been resolved before the commencement of tenant’s obligation to pay rent based upon such Fair Market Rental Value, then Tenant shall pay Basic Rent and other charges under the Lease in respect of the Premises in the amounts which were applicable to the twelve (12) month period immediately prior to the applicable Extension Period until either the agreement of the parties as to the Fair Market Value designated by Landlord/ or the decision of the arbitrators, as the case may be, at which time Tenant shall pay any underpayment of Basic Rent and other charges to Landlord.

2.  RIGHT OF FIRST REFUSAL.  Tenant and Landlord acknowledge that Damons (“Damons”) and Pizzeria Uno (“Uno”) lease space on the first floor of the Building.  In addition, the space located on the sixth floor of the Building is presently vacant.  In the event that (i) either Damons or Uno’s shall vacate the Building or (ii) Landlord shall receive an offer to Lease the space on the sixth floor from a third party, prior to entering into a lease for such vacant space with any third party desiring to lease such vacant space, Landlord shall first submit to Tenant a writing (the “Offer”) setting forth the terms and conditions upon which such third party would agree to lease such vacant space.  Within ten (10) days of Tenant’s receipt of the Offer, Tenant shall have the right to accept each and every term contained in the Offer by written notice to Landlord, whereupon Landlord and Tenant shall enter into an additional lease or an amendment to this Lease incorporating the terms and provisions of the Offer within twenty (20) days of Tenant’s acceptance of the Offer.  Failure of Tenant to (i) accept the Offer in its entirety within the ten

(10) day period set forth above or (ii) to enter into the Lease or an amendment to this Lease regarding the terms of the Offer within the twenty (20) day period set forth above shall be deemed a waiver of Tenant’s rights with respect to the space described in the Offer and Landlord shall be free to lease such space described in the Offer to such third party tenant upon the terms and conditions set forth in the Offer.  It is agreed that time is of the essence with respect to the foregoing provisions of this Paragraph 2.  If, after Tenant has failed to enter into such Lease or amendment, Landlord thereafter fails to enter into a lease of such space to a third party on the terms presented to Tenant within 90 days of Landlord’s submission of the Offer to Tenant, then Tenant shall again have its right of first refusal to such space.  In the event that Tenant shall accept an Offer with respect to the vacant space on the sixth floor, the amount of the Allowance to be made available to Tenant in the Fifth Lease Year for the purpose of improving the sixth floor space pursuant to Section 4.7(a) shall be reduced dollar for dollar by the amount of any tenant improvement allowance or the cost of any tenant improvements provided to Tenant for purposes of improving the sixth floor space for leasing pursuant to the terms of an accepted Offer.

IN WITNESS WHEREOF, this Exhibit D to the Ten Canal Park Lease has been executed under seal by the parties hereto as of the date set forth herein below.

LANDLORD:	TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:

	Its:	Director

TENANT:	ASPEN TECHNOLOGY, INC.

By:

	Its:	Vice President

Dated: January       , 1992

EXHIBIT E

(ITEMS INCLUDED IN BUILDING/
UTILITY COSTS AND OPERATING EXPENSES)

A.                                   Without limitation, Building Energy/Utility Costs shall include:

Costs for electricity, fuel, oil, gas, steam, water and sewer use charges and other utilities supplied to the Property and not paid for directly by tenants.

B.                                     Without limitation, Operating Expenses shall include:

1.                                       All expenses incurred by Landlord or Landlord’s agents which shall be directly related to employment of personnel, including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, workmen’s compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on Landlord or Landlord’s agents in connection with the operation, repair, maintenance, cleaning, management (including the Fixed Management Fee, as said term is defined in Section 14.29 of the Lease) and protection of the Property, and its mechanical systems including, without limitation, day and night supervisors, property manager, accountants, bookkeepers, janitors, carpenters, engineers, mechanics, electricians and plumbers and personnel engaged in supervision of any of the persons mentioned above: provided that, if any such employee is also employed on other property of Landlord, such compensation shall be suitably allocated by Landlord among the Property and such other properties.

2.                                       The cost of services, materials and supplies furnished or used in the operation, repair, maintenance, cleaning, management and protection of the Property including, without limitation, fees and assessments, if any, imposed upon Landlord, or charged to the Property, by any governmental agency or authority or other duly authorized private or public entity on account of public safety services, transit, housing, police, fire, sanitation, office park covenants and maintenance agreements or other services or purported benefits.

3.                                       The cost of replacements for tools and other similar equipment used in the repair, maintenance, cleaning and protection of the Property, provided that, in the case of any such equipment used jointly on other property of Landlord, such costs shall be allocated by Landlord among the Property and such other properties.

4.                                       Premiums for insurance against damage or loss to the Building from such hazards as shall from time to time be generally required by institutional mortgagees in the Boston area for similar properties, including, but not by way of limitation, insurance covering loss of rent attributable to any such hazards, and public liability insurance.

5.                                       Intentionally Omitted.

6.                                       If, during the Term of this Lease, Landlord shall make a capital expenditure (i) which is intended for purposes of making the Building operate more eficiently or to reduce Operating Expenses or (ii) required to be made by federal, state or local regulation, statute, law or ordinance not in effect as of the date of this Lease, the total cost of which is not properly includable in Operating Expenses for the Operating Year in which it was made, there shall nevertheless be included in such Operating Expenses for the Operating Year in which it was made and in Operating Expenses for each succeeding Operating Year.  The annual charge-off to be included in Operating Expenses shall be determined by dividing the original capital expenditure plus an interest factor, reasonably determined by Landlord, as being the interest rate then being charged for long-term mortgages, by institutional lenders on like properties within the locality in which the Building is located, by the number of years of useful life of the capital expenditure, and the useful life shall be determined reasonably by Landlord in accoradance with generally accepted accounting principles and practices in effect at the time of making such expenditure.  No other capital expenditures shall be included in Operating Expenses.

7.                                       Betterment assessments provided the same are apportioned equally over the longest period permitted by law.

8.                                       Amounts paid to independent contractors for services, materials and supplies furnished for the operation, repair, maintenance, cleaning and protection of the Property.

9.                                       Landlord and Tenant each acknowledge that certain services and amenities provided by Landlord for the Building benefit not only Tenant but other tenants of the Building occupying the retail spaces of the Building.  Therefore, Landlord and Tenant have agreed to allocate and exclude certain costs which relate to certain specified services or amenities benefiting the retail tenants from the definition of Operating Expenses hereinabove set forth.  The following percentages of the following costs shall be excluded from Operating Expense line items hereunder:

6% of administrative payroll benefits and taxes;
6% of repairs and maintenance on the Building Elevator System;
6% of administrative payroll; and
8% of the following items:

(a)                                  Professional Fees – Management
(b)                                 Insurance
(c)                                  Rental Expense
(d)                                 Telephone Expense
(e)                                  Office Supplies
(f)                                    Furniture and Equipment Rental
(g)                                 Postage and Delivery
(h)                                 Repairs and Maintenance, Exterior
(i)                                     Repairs and Maintenance, Interior

(j)                                     Repairs and Maintenance, Equipment
(k)                                  Repairs and Maintenance, HVAC
(l)                                     Repairs and Maintenance, General
(m)                               Window Cleaning
(n)                                 Lamps and Lightbulbs
(o)                                 Trash Removal and Sanitation
(p)                                 Extermination
(q)                                 Grounds Expense
(r)                                    Snow Removal
(s)                                  Building Electric
(t)                                    Water and Sewer

EXHIBIT F

Building Management Specifications

Attached to and made part of Lease
dated as of January       , 1992 between
TEACHERS INSURANCE AND ANNUITY
ASSOCIATION OF AMERICA, Landlord
and
ASPEN TECHNOLOGY, INC., Tenant
with respect to certain premises at
10 Canal Park, Cambridge, Massachusetts

Contracting of Services

The manager shall develop specifications, accept bids and award contracts for the following:

1.                                       Contract cleaning

2.                                       Window washing.

3.                                       HVAC service contract maintenance.

4.                                       Condenser water chemical treatment service.

5.                                       Elevator maintenance (full-service.)

6.                                       Sprinkler system and fire pump maintenance and inspection.

7.                                       Fire alarm system inspection and testing.

8.                                       Contract security.

9.                                       Rubbish hauling.

10.                                 Snow removal.

11.                                 Extermination and pest control.

12.                                 Annual thermographic inspection and maintenance of the building electrical system.

13.                                 Common area planting. – interior.

14.                                 Air quality testing and analysis.

15.                                 Landscaping – exterior.

16.                                 Common area carpet cleaning.

Maintenance Contract – Required Specifications

HVAC – The maintenance contract will be “full maintenance” and must include the following:

1.                                       The condenser tower

2.                                       All water-cooled package units.

3.                                       The make-up air unit.

4.                                       Condenser water pumps.

5.                                       Elevator machine room climate control.

6.                                       Main air compressor and air drier.

7.                                       All associated controls.

Elevators –                        The elevator maintenance contract will be a “full-service” contract, including labor and parts.

Electrical System –               The building electrical service will be thermographically inspected and regular maintenance will be performed on an annual basis, including torquing and testing of main feeds, switchboards, bus ducts, distribution and tenant panels and emergency power systems.

Life Safety Systems –          The building fire alarm system, sprinkler system and fire pump will be fully inspected and tested annually.

General Requirements

All contracts awarded by the manager will be subject to the owner/landlord’s written approval and Tenant’s rights pursuant to Section 14.29.

Building Maintenance

The building will be staffed by a full-time mechanic/superintendent whose major responsibilities will include the following:

1.                                       Supervision of daily and routine building operations.

2.                                       The purchase, stocking and inventory of building supplies.

3.                                       The coordination and supervision of all contractor repairs and maintenance.

4.                                       The performance of and documentation for all in-house periodic maintenance, in accordance with established specifications.

5.                                       The scheduling and supervision of all required and statutory inspections of all fire and life safety systems and elevators, with the oversight and approval of the manager.

6.                                       The supervision and maintenance of all building systems.

7.                                       The completion and administration of all tenant work orders in a timely, efficient manner.

In–House Maintenance

The manager will establish an annual schedule for the regular maintenance of all building systems.  Specifications and procedures for the proper maintenance of all equipment and systems will be established.  Records of all work performed will be maintained and forwarded to the owner/landlord for review.

The manager will also purchase and maintain tools, equipment, spare parts and other supplies deemed necessary to properly maintain the building and its systems.  Tools and equipment purchased shall be the property of the building and not the manager.

Maintenance of Common Areas

The manager will maintain and repair the common and public areas of the building in order to keep them in a first-class condition and appearance at all times, with the oversight of the landlord/owner.

The manager will maintain relationships with vendors/contractors providing services on an as-needed basis, such as plumbing and electrical contractors, carpentry, painting and drywall contractors, etc.

The manager will purchase all supplies, lamps, paper goods, etc., needed to properly operate and maintain the property from reliable suppliers in a cost-effective manner.

Maintenance of Base Building Systems and Building Structure

The manager shall at all times keep in good order, condition and repair the roof, public areas, exterior walls (including exterior glass) and structure of the building (including building plumbing, mechanical and electrical systems installed by the owner/landlord.)

EXHIBIT G

LEASE AGREEMENT

for

PARKING SPACES

in the

EAST CAMBRIDGE PARKING FACILITY – PHASE I

between

THE CITY OF CAMBRIDGE

and

EDGEWATER PLACE LIMITED PARTNERSHIP

NOVEMBER 19, 1985

Lessee agrees that the City may rent all or any portion of the 30 parking spaces to the general public at a fee until such time as the City receives notice from Lessee as hereinafter set forth.  Thereafter, the City shall make available to Lessee the 30 parking spaces or any portion thereof as set forth in written notice from Lessee to the City.  The City shall make available to Lessee that number of parking spaces set forth in said notice and in the following notices within thirty (30) days of receipt thereof.  The City may continue to rent the balance, if any, of the 30 parking spaces to the general public at a fee until such time as it has received written notice or notices from Lessee for all 30 parking spaces.  The Lessee agrees that in no event shall any notice or notices hereunder require the City to make available to Lessee fewer than 10 parking spaces per notice.

2.                                       Term.  The term of this Lease shall commence on the later of the date on which the East Cambridge Garage-Phase I shall be opened by the City for use by its lessees or the date upon which the Development shall be occupied by its first tenant, and shall continue until the day immediately preceding the Tenth (10th) anniversary of the date of commencement, unless said term shall be earlier terminated or extended as provided herein.  Lessor shall use diligent efforts to pen the East Cambridge Garage – Phase I by December 1, 1985.  The Lessee shall have sixteen (16) successive options to renew for additional Terms of four years each.

3.                                       Reduction in Number of Spaces.  Lessee shall at all times have the right, upon 30 days written notice to the City in accordance with Paragraph 17 hereof, to reduce the number of parking spaces leased hereunder; PROVIDED, HOWEVER, that Lessee agrees that it shall at all times retain under this Lease and/or in combination with and parking available on the Ter anal site and under other parking leases that number of parking spaces required by the City’s Zoning Ordinance to support the Development.

4.                                       Rent.  Lessee shall pay to the City a monthly rental for that number of parking spaces leased hereunder, in advance, on the first day of each calendar month during the term of this Lease, an amount not to exceed that rend paid to the City by other private lessees in the East Cambridge Garage for such calendar month, and proportionately at the same rate for partial monthly periods at the commencement and termination thereof, and subject to retroactive adjustment at the end of any calendar month on account of any decreases or increases in the spaces leased during such month.

5.                                       Termination.

a.                                       Lessee may terminate this Lease upon thirty (30) days written notice to the City in accordance with Paragraph 17 hereof, provided that said written notice is accompanied by the written consent thereto of Lessee’s mortgagee(s).

b.                                      City may terminate this Lease in the event of default by Lessee not cured within the applicable grace period, as set forth in paragraph 13 hereof.

6.                                       City’s Covenants, Representations and Warranties.

a.                                       City covenants and warrants that in its operation and maintenance of the East Cambridge Garage and in the prosecution and conduct of its business therein, it shall comply with the terms of the Certificate of Occupancy for the use of the East Cambridge Garage, and that it will not use or permit to be used any part of the East Cambridge Garage for any dangerous, noxious or offensive activity, and will not cause or maintain any nuisance in, at or on the East Cambridge Garage.  City further covenants and agrees to comply with all permits, and all applicable laws, regulations and rules of fire inspection boards, health officials, building inspectors, and other proper officers of any governmental agency having jurisdiction thereover.

b.                                      City covenants and warrants that the East Cambridge Garage is not subject to or complies with the terms and requirements of the parking freeze in effect in the City.

c.                                       City covenants that the East Cambridge Garage will be maintained and operated as an orderly and well-maintained public parking garage.  City shall not obstruct or cause obstruction of the sidewalks or other common areas of the East Cambridge Garage, nor shall it produce or cause the production of offensive noise, nor allow soliciting (subject to applicable law) or canvassing in the East Cambridge Garage.  Further, the City shall exclude from the East Cambridge Garage disorderly persons, subject at all times to applicable law.

d.                                      The City expressly represents and warrants that it shall obtain at its own cost and expense any and all permits, licenses and approvals required and necessary for the conduct of a commercial parking business in the East Cambridge Garage.

e.                                       The City covenants and warrants that it shall keep and maintain the East Cambridge Garage and every part thereof including without limitation the ways, surfaces of the floor slabs, common areas, sidewalks immediately adjacent to all exits and entrances to the East Cambridge Garage and other appurtenances pertaining thereto, as well as the exterior and interior portions of all elevators, doors, windows, ticketing equipment, cashier’s booths and their appurtenant equipment, mechanical and manual barriers, directional markers and signs, stripping, painting, lights, electrical systems, sanitary facilities, plumbing, and all other equipment and appurtenances in or upon the East Cambridge Garage in good order, condition and repair, including without limitation, all electricity, plumbing, air conditioning, heating, sewage and other utility facilities exclusively serving and/or within the East Cambridge Garage and utilized by the East Cambridge Garage, and as well as all interior walls, floors, ceilings, interior and exterior and all interior building appliances, elevators and similar equipment, and to keep the interior driving and parking surfaces, the entrance and exit ramps, and the sidewalks adjacent to the entire East Cambridge Garage clear of ice and snow.  The City agrees that the East Cambridge Garage including the ways, areas, and other appurtenances pertaining thereto shall at all times be kept in a clean, sanitary and safe condition and in accordance with all applicable laws and with a security system and level of maintenance, repair and operation at least equal to that characteristic of parking garages located within first-class high-rise office buildings in the City of Cambridge.

7.                                       Taxes.  The City shall be responsible for the payment of all real estate taxes, assessments, taxes or rentals, charges and the like as may be imposed or become a lien on any portion of the East Cambridge Garage.  Nothing contained in this Lease shall be construed so as to require Lessee to pay or be liable for any gift, inheritance, franchise, succession, transfer, income, profits, capital or similar tax, or any similar tax in lieu of any of the foregoing, imposed upon the City and/or its successors and assigns.

8.                                       Utilities.  [the page is cut off] provide and pay for 11 light and power, heat, water, steam, electricity, gas, water and other utilities used in the East Cambridge Garage, and cleaning and refuse disposal for the East Cambridge Garage.

9.                                       Insurance.

a.                                       The City shall, at its own cost and expense, maintain and keep in effect throughout the term of this Lease for the benefit of City, Lessee, and Lessee’s mortgagee as named insureds:

i)                                         Insurances against claims for personal injury or property damage, under a polity of general liability insurance with limits of one million dollars ($1,000,000.00) per occurrence, (or such higher limits as may in the future be typically carried by owners or operators of comparable garages in the City of Cambridge), in respect of personal injury or death and property damage, and such accident and liability insurance shall cover the entire East Cambridge Garage, as well as the sidewalks in front of and adjacent to the East Cambridge Garage.

(ii)                                  Fire insurance on all-risks basis, including debris removal and demolition, and coverage for increased costs of construction, if applicable, in an amount at least equal to the replacement cost of the East Cambridge Garage (with a commercially reasonable deductible clause and containing an 80% co-insurance clause, as such replacement costs may from time to time be determined by agreement or by appraisal by an accredited insurance appraiser which determination may be required by either party whenever three (3) years have elapsed since the last such agreement or appraisal, or when alternations or deductions increasing cost have been made.

b.                                      All insurance provided for under this Lease shall be effected under valid and enforceable policies issued by insurers recognized as responsible by major institutional lenders and licensed to do business in the Commonwealth of Massachusetts.  Certificates of said insurance shall be delivered to Lessee and the policies shall provide that not less than ten (10) days prior to their expiration, evidence of renewal or a new certificate together with evidence of payment of premium thereof shall be delivered to Lessee.

c.                                       Nothing in this Paragraph shall prevent Lessee or City, as the case may be, from taking out insurance of the kind and in the amount hereinabove provided for under a blanket insurance policy or policies which can cover other properties owned or operated by City of Lessee, as the case may be, as well as the Garage, provided however, that any such policy or policies of blanket insurance shall specify therein, or Lessee or City, as the case may be, shall furnish the other with a written statement from the insurers under such policy specifying, the amount of the total insurance allocated to the East Cambridge Garage, which amount shall not be less than the amount required to be carried by this paragraph.

10.                                 Damage to East Cambridge Garage.  Should the whole or any part of the East Cambridge Garage be damaged or destroyed during the term of this Lease then, except as otherwise provided in this Lease, the City, at its sole cost and expense, shall repair, restore or rebuild the East Cambridge Garage to substantially the condition it was in immediately prior to such damage or destruction, and Lessee’s rent shall abate on a proportionate basis to the extend that the East Cambridge Garage is rendered unusable during any such period of damage, destruction, repair or restoration.  All such repair, restoration or rebuilding shall be performed with due diligence in a good and workmanlike manner with new materials of(?) first-class quality and in accordance with applicable law and plans and specifications for such work reasonably approved by the City and Lessee (except that the City shall not be required to obtain approval of Lessee if the City intends to reconstruct the East Cambridge Garage as it was constituted prior to such damage or destruction).

11.                                 Eminent Domain.

In the event that the City receives notices of the intention of any authority to appropriate, take or condemn the East Cambridge Garage or any portion thereof under any right of eminent domain, condemnation or other law (“Taking”), the City shall promptly notify Lessee thereof.  In the event of such Taking or like proceeding, the City, shall use its best and good faith efforts to provide Lessee with 30 alternative parking spaces under a long term lease substantially similar in all material respects to this Lease.

In the event that the City’s said best and good faith efforts fail to produce alternative parking spaces, then Lessee may prosecute its claim for damages for taking of its leasehold interest independent of the City’s claims.  If for any reason Lessee is denied the opportunity to so present its claim, the City will present such claim and shall remit immediately to Lessee upon receipt Lessee’s portion of the award or settlement as the result of such taking, and all costs thereof shall be paid by the parties in proportion to the amount of the award, settlement or sale proceeds that each received.

12.                                 Assignment and Subletting.

Lessee covenants and agrees not to assign this Lease or to sublease all or any number of the parking spaces leased hereunder) to other than a parent subsidiary or affiliated entity, a lender pursuant to a collateral assignment, or a successor in interest to ownership of the Development; without the written consent of the City, which consent the City covenants not tot unreasonably withhold or delay.  It is expressly understood that use of the parking spaces by lessee’s tenants and the other parties named in Paragraph 1 shall not be considered a sublease or assignment.

13.                                 Default and Remedies.

a.                                       Failure to make timely payment to the City of any payment due hereunder shall be an event of default by Lessee.  In the event of such default, the City shall provide Lessee with written notice thereof.  Upon receipt of written notice, Lessee shall cure such default within 30 days (the aforesaid 30-day period, being referred to herein as a “Grace Period”).

b.                                      The City agrees that:

i)                                         If any default is not cured by Lessee within the Grace Period, then before giving any notice of election to terminate this Lease or to regain possession of the parking spaces, it shall give additional written notice of the continuing default to Lessee’s mortgagee(s) (“Lender”) at the addresses set forth in Paragraph 17, or such additional or substitute addresses as any additional or existing mortgages shall provide to City by notice given in accordance with said Paragraph 17.  City shall allow Lender an additional Grace Period of 60 days from the date of receipt of said additional notice to cure such default.  The City shall not give any such notice of election, or commence any action or proceeding for possession, if Lender shall, within the additional Grace Period, cure such default.  In the event said default is not cured pursuant to this paragraph, the City may terminate the Lease notice to Lessee and its mortgagees given in accordance with Paragraph 17.

ii)             In the event that this Lease shall terminate by reason of a default by Lessee, Lender may, within 30 days after such termination, request that the City execute and the City shall execute, a new lease to provide the 100 parking spaces in the East Cambridge Garage upon all the terms, covenants and conditions of this Lease in effect immediately prior to the termination thereof.

Simultaneously with the execution of such new lease, Lender shall pay to City all sums due City by Lessee under said Lease on the date of termination of said lease, plus all reasonable costs and expenses (including attorney’s fees) incurred by the City in connection with said termination and the preparation of a new lease.

14.           Lessee’s Partners.  No partner of the Lessee shall, other than to the extent of such partner’s interest in the assets of the Lessee, be personally liable to the City, or any successor in interest or person claiming through or under the City, in the event of any default or breach, or for or on account of any amount which may be or become due, or on ay claim, cause or obligation whatsoever under the terms of this Lease.

15.           Quiet Enjoyment.  City covenants that if, and so long as, Lessee keeps and performs each and every term and condition herein contained on the part of the Lessee to be kept and performed, Lessee shall quietly enjoy the parking spaces leased hereunder without hindrance or molestation by the City or by any other person lawfully claiming the same.

16.           Non-Disturbance and Attornment.  The party agrees that if Lender or any other mortgagee or party claiming under such mortgagee shall succeed to Lessee’s interests in this Lease, the City will recognize said Lender or mortgagee as its Lessee under the provisions of this Lease, provided that said Lender or mortgagee, during the period in which it shall be in possession of the parking spaces and thereafter its successor in interest, shall assume all of the obligations of Lessee hereunder arising during such period of possession.

17.           Notices.  Any notice to be given hereunder shall be delivered or sent by certified mail, return receipt requested, to the following addresses:

Edgewater Place Limited Partnership c/o Unihab, Inc. 50 Church Street Cambridge, MA 02138 Attn: Jeffrey Baron	With a copy to: Sullivan & Worcester One Post Office Square Boston, MA 02109 Attn: Russ V. V. Bradley

and

St. James Properties, Inc. 314 Dartmouth Street Boston, MA 02116 Attn: Chris Flemming

The City of Cambridge Office of Community Development City Hall Annex 57 Inman Street Cambridge, MA 02139 Attn: Assistant City Manager for Community Development	With a copy to: John G. Wofford, Esq. Csaplar & Bok One Winthrop Square Boston, MA 02110

Old Stone Bank 180 S. Main Street Providence, Rhode Island 02903 Attn: Loan Administration, Real Estate Investment Group

18.           Successors and Assigns.  The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the respective successors, assigns and legal representatives of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to.

19.           The parties hereto agree that upon request of either party each will execute, acknowledge and deliver a short form of this lease in recordable form sufficient to satisfy the requirements of M.G.L. Chapter 183, Section 4.

Executed to take effect as a sealed instrument on the date first hereinabove set forth.

Edgewater Place Limited Partnership

	By:	Ten Canal Park Associates,
General Partner

	By:	Unihab, Inc., General Partner

By:
Arthur Klipfel, III
Managing General Partner

City of Cambridge

By:
Robert W. Healy
City Manager

Approved as to Form:

Russell B. Higley
City Solicitor

FIRST AMENDMENT
to the
LEASE AGREEMENT FOR PARKING SPACES
in the
EAST CAMBRIDGE PARKING FACILITY – PHASE 1
between
THE CITY OF CAMBRIDGE
and
EDGEWATER PLACE LIMITED PARTNERSHIP
November 19, 1985

Whereas, the city of Cambridge (hereinafter “the Lesser”) has entered into a Lease Agreement (hereinafter “the Lease”) with Edgewater Place Limited Partnership (hereinafter “the Lessee”); and

Whereas, the parties desire to amend the Lease to conform to the conditions of the Lechmere Canal Development UDAG;

Therefore, the parties do mutually agree to amend the Lease as follows:

1.                                       In Paragraph 2, Delete the words “ninety-ninth (99th)” and substitute in place thereof the words “tenth (10th)”; and at the end of Paragraph 2 add the following sentence:  “The Lessee shall have sixteen (16) successive options to renew for additional terms of five years each.”

2.                                       Delete Paragraph 4 in its entirety and substitute in place thereof the following:

#4.           Rent.  Lessee shall pay to the City a monthly rental for the 30 parking spaces leased hereunder, in advance, on the first day of each calendar month during the term of this lease, an amount equal to $113 per space.  Said amount shall be increased at the end of each full 12 month period included in the tem by the greater of (i) the amount of the per space pro rata share of actual increases during such 12 month period in reasonable and customary operating expenses, including but not limited to management fees, building maintenance, reserve for replacement, heat, electrical, water and sewer charges, or (ii) the amount of the difference between the then average rent paid to the City by other private lessees in the East Cambridge Garage (if higher than the rent hereunder) and the amount of the then rent owed by the Lessee.

3.                                       Delete Paragraph 5 in its entirety and substitute in place thereof the following:

#5.           Security:  Lessee shall provide to the lessor security satisfactory to the Lessor for payment of said rent as described in Paragraph 4 herein, including but not limited to a collateral assignment of leases between the Lessee, as developer of the Development, and the tenants of the Development for the amount of said rent payments.

4.                                       All other provisions of the Lease not specifically amended herein shall remain in full force and effect.

Executed to take effect as a sealed instrument this            day of August 1986.

Approved as to Form:	Edgewater Place Limited Partnership

	By:	Ten Canal Park Associates,
Russell B. Higley		General Partner
City Solicitor
	By:	Unihab, Inc., General Partner
By:
Arthur Klipfel, III
Managing General Partner

City of Cambridge

By:
Robert W. Healy
City Manager

EXHIBIT H

LEASE AGREEMENT

for

PARKING SPACES

in the

EAST CAMBRIDGE PARKING FACILITY – PHASE II

between

THE CITY OF CAMBRIDGE

and

EDGEWATER PLACE LIMITED PARTNERSHIP

NOVEMBER 19, 1985

Agreement made this 19th day of November, 1985 (the “Lease”) by and between the City of Cambridge, a body politic and corporate and a political subdivision of the Commonwealth of Massachusetts (hereinafter with successors and assigns referred to as “City”) and Edgewater Place Limited Partnership, a Massachusetts Limited, whose general partner is Ten Canal Park Associates, with Unihab, Inc., as a general partner having a principal place of business at 50 Church Street, Cambridge, Massachusetts (hereinafter with successors and assigns referred to as “Lessee”).

WHEREAS, the City is the owner of a garage facility known as the East Cambridge Parking Facility (“East Cambridge Garage”) located at the corner of First Street and Thorndike Street; and

WHEREAS, Lessee is the owner of the Ten Canal Park site located on the Lechmere Canal, and the developer of certain private improvements thereon; and

WHEREAS, by a UDAG Agreement of even date (“Development Agreement”) the City has agreed to provide Lessee with 75 parking spaces in the East Cambridge Garage Phase II;

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein, the parties agree as follows:

1.             Premises and Purpose.  The City hereby leases to Lessee, and the Lessee hereby lease from the City, upon and subject to the terms of this Lease, 75 parking spaces within the East Cambridge Garage-Phase II, which spaces may be assigned or unassigned in the City’s discretion, for the parking use of tenants and their employees, visitors, invitees and customers) of the building to be constructed on Ten Canal Park (the “Development”).  To the extent required by law, the City will make available to Lessee a proportionate number of bicycle spaces.

2.             Term.  The term of this Lease shall commence on the date on which the East Cambridge Garage-Phase II shall be opened by the City for use by its lessees, and shall continue until the day immediately preceding the ninety-ninth (99th ) anniversary of the date of commencement, unless said terms shall be earlier terminated or extended as provided herein.

3.             Rent.  Lessee shall pay to the City a monthly rental for the 75 parking spaces leased hereunder, in advance, on the first day of each calendar month during the term of this Lease, an amount equal to $113 per space.  Said amount shall be increased at the end of each full 12 month period included in the term by the greater of i) the amount of the per space pro rata share of actual increases during such 12 month period in reasonable and customary operating expenses, including but not limited to management fees, building maintenance, reserve for replacement, heat, electrical, water and seweer charges, or ii) the amount of the difference between the then average rent paid to the City by other private lesses in the East Cambridge Garage (if higher than than the rent hereunder) and the amount of the then rent owed by the Lessee.

4.             Termination.

a.             Subject to a written approval by the City, the Lessee may terminate this Lease upon thirty (30) days written notice to the City in accordance with Paragraph 17 hereof, provided that said written notice is accompanied by the written consent thereto of Lessee’s mortgagee(s).

b.                                      City may terminate(?) this lease in the event of default by Lessee, not cured within the applicable grace period as set forth in Paragraph 13 hereof.

5.             City’s Covenants, Representations and Warranties.

a.             City covenants and warrants that in its operation and maintenance of the East Cambridge Garage and in the prosecution and conduct of its business therein, it shall comply with the terms of the Certificate of Occupancy for the use of the East Cambridge Garage, and that it will not use or permit to be used any part of the East Cambridge Garage for any dangerous, noxious or offensive activity, and will not cause or maintain any nuisance in, at or on the East Cambridge Garage.  City further covenants and agrees to comply with all permits, and all applicable laws, regulations and rules of fire inspection boards, health officials, building inspectors, and other proper officers of any governmental agency having jurisdiction thereover.

b.             City covenants and warrants that the East Cambridge Garage is not subject to or complies with the terms and requirements of the parking freeze in effect in the City.

c.             City covenants that the East Cambridge Garage will be maintained and operated as an orderly and well-maintained public parking garage.  City shall not obstruct or cause obstruction of the sidewalks or other common areas of the East Cambridge Garage, nor shall it produce or cause the production of offensive noise, nor allow soliciting (subject to applicable law) or canvassing in the East Cambridge Garage.  Further, the City shall exclude from the East Cambridge Garage disorderly persons, subject at all times to applicable law.

d.             The City expressly represents and warrants that it shall obtain at its own cost and expense any and all permits, licenses and approvals required and necessary for the conduct of a commercial parking business in the East Cambridge Garage.

e.             The City covenants and warrants that it shall keep and maintain the East Cambridge Garage and every part thereof including without limitation the ways, surfaces of the floor slabs, common areas, sidewalks immediately adjacent to all exists and entrances to the East Cambridge Garage and other appurtenances pertaining thereto, as well as the exterior and interior portions of all elevators, doors, windows, ticketing equipment, cashier’s booths and their appurtenant equipment, mechanical and manual barriers, directional markers and signs, striping, painting, lights, electrical systems, sanitary facilities, plumbing, and all other equipment and appurtenances in or upon the East Cambridge Garage in good order, condition and repair, including without limitation, all electricity, plumbing, air conditioning, heating, sewage and other utility facilities exclusively serving and/or within the East Cambridge Garage and utilized by the East Cambridge Garage, and as well as all interior walls, floors, ceilings, interior and exterior and all interior building appliances, elevators and similar equipment, and to keep the interior driving and parking surfaces, the entrance and exit ramps, and the sidewalks adjacent to the entire East Cambridge Garage clear of ice and snow.  The City agrees that the East Cambridge Garage including the ways, areas, and other appurtenances pertaining thereto shall at all times be kept in a clean, sanitary and safe condition and in accordance with all applicable laws and with a security system and level of maintenance, repair and operation at least equal to that characteristic of parking garages located with:  first-class high-rise office buildings in the City of Cambridge.

6.             Taxes.  The City shall be responsible for the payment of all real estates taxes, assessments, taxes or rentals, charges and the like as may be imposed or become a lien on any portion of the East Cambridge Garage.  Nothing contained in this Lease shall be construed so as to require Lessee to pay or be liable for any gift, inheritance, franchise, succession, transfer, income, profits, capital or similar tax, or any similar tax in lieu of any of the foregoing, imposed upon the City and/or its successors and assigns.

7.             Utilities.  The City shall be solely responsible for, and provide and pay for, all light and power, heat, water, steam, electricity, gas, water and other utilities used in the East Cambridge Garage, and cleaning and refuse disposal for the East Cambridge Garage.

8.             Insurance.

a.             The City shall, at its own cost and expense, maintain and keep in effect throughout the term of this Lease for the benefit of City, Lessee, and Lessee’s mortgagee as named insureds.

i)              Insurances against claims for personal injury or property damage, under a policy of general liability insurance with limits of one million dollars ($1,000,000.00) per occurrence (or such higher limits as may in the future be typically carried by owners or operators of comparable garages in the City of Cambridge), in respect of personal injury or death and property damage, and such accident and liability insurance shall cover the entire East Cambridge Garage, as well as the sidewalks in front of and adjacent to the East Cambridge Garage.

ii)             Fire insurance on all-risks basis, including debris removal and demolition, and coverage for increased costs of construction, if applicable, in an amount at least equal to the replacement cost of the East Cambridge Garage (with a commercially reasonable deductible clause and containing an 80% co-insurance clause, as such replacement costs may from time to time be determined by agreement or by appraisal by an accredited insurance appraiser which determination may be required by either party whenever three (3) years have elapsed since the last such agreement or appraisal, or when alternations or deductions increasing cost have been made.

b.             All insurance provided for under this Lease shall be effected under valid and enforceable policies issued by insurers recognized as responsible by major institutional lenders and licensed to do business in the Commonwealth of Massachusetts.  Certificates of said insurance shall be delivered to Lessee and the policies shall provide that not less than then (10) days prior to their expiration, evidence of renewal or a new certificate together with evidence of payment of premium therefor shall be delivered to Lessee.

c.             Nothing in this Paragraph shall prevent Lessee or City, as the case may be, from taking out insurance of the kind and in the amount hereinabove provided for under a blanket insurance policy or policies which can cover other properties owned or operated by City or Lessee, as the case may be, as well as the Garage, provide however, that any such policy or policies of blanket insurance shall specify therein, or Lessee or City, as the case may be, shall furnish the other with a written statement from the insurers under such policy specifying, the amount of the total insurance allocated to the East Cambridge Garage, which amount shall not be less than the amount required to be carried by this paragraph.

9.             Damage to East Cambridge Garage.  Should the whole or any part of the East Cambridge Garage be damaged or destroyed during the term of this Lease then, except as otherwise provided in this Lease, the City, at its sole cost and expense, shall repair, restore or rebuild the East Cambridge Garage to substantially the condition it was in immediately prior to such damage or destruction, and Lessee’s rent shall abate on a proportionate basis to the extent that the East Cambridge Garage is rendered unusable during any such period of damage, destruction, repair or restoration.  All such repair, restoration or rebuilding shall be performed with due diligence in a good and workmanlike manner with new materials of first-class quality and in accordance with applicable law and plans and specifications for such work reasonably approved by the City and Lessee (except that the City shall not be required to obtain approval of Lessee if the City intends to reconstruct the East Cambridge Garage as it was constituted prior to such damage or destruction).

10.           Eminent Domain.

In the event that the City receives notice of the intention of any authority to appropriate, take or condemn the East Cambridge Garage or any portion thereof under any right of eminent domain, condemnation or other law (“Taking”), the City shall promptly notify Lessee thereof.  In the event of such Taking or like proceeding, the City shall use its best and good faith efforts to provide Lessee with 30 alternative parking spaces under a long term lease substantially similar in all material respects to this Lease.

In the event that the City’s said best and good faith efforts fail to produce alternative parking spaces, then Lessee may prosecute its claim for damages for taking of its leasehold interest independent of the City’s claims.  If for any reason Lessee is denied the opportunity to so present its claim, the City will present such claim and shall remit immediately to Lessee upon receipt Lessee’s portion of the award or settlement as the result of such taking, and all costs thereof shall be paid by the parties in proportion to the amount of the award, settlement or sale proceeds that each received.

11.           Assignment and Subletting.

Lessee covenants and agrees not to assign this Lease or to sublease all or any number of the parking spaces leased hereunder to other than a parent, subsidiary or affiliated entity, a lender pursuant to a collateral assignment, or a successor in interest to ownership of the Development, without the written consent of the City, which consent the City covenants not to unreasonably withhold or delay.  It is expressly understood that use of the parking spaces by lessee’s tenants and the other parties named in Paragraph 1 shall not be considered a sublease or assignment.

12.           Default and Remedies.

a.             Failure to make timely payment to the City of any payment due hereunder shall be an event of default by Lessee.  In the event of such default, the City shall provide Lessee with written notice thereof.  Upon receipt of written notice, Lessee shall cure such default within 30 days (the aforesaid 30-day period, being referred to herein as a “Grace Period”).

b.             The City agrees that:

i)              If any default is not cured by Lessee within the Grace Period, then before giving any notice of election to terminate this Lease or to regain possession of the parking spaces, it shall give additional written notice of the continuing default to Lessee’s mortgagee(s) (“Lender”) at the addresses set forth in Paragraph 17 or such additional or substitute addresses as any additional or existing mortgages shall provide to City by notice given in accordance with said Paragraph 17.  City shall allow Lender an additional Grace Period or 60 days from the date of receipt of said additional notice to cure such default.  The City shall not give any such notice of election, or commence any action or proceeding for possession, if Lender shall, within the additional Grace Period, cure such default.  In the event said default is not cured pursuant to this paragraph, the City may terminate the Lease by notice to Lessee and its Mortgagees given in accordance with Paragraph 17.

ii)             In the event that this Lease shall terminate by reason of a default by Lessee, Lender may, within 30 days after such termination, request that the City execute and the

City shall execute, a new lease to provide the 100 parking spaces in the East Cambridge Garage upon all the terms, covenants and conditions of this Lease in effect immediately prior to the termination thereof.

Simultaneously with the execution of such new lease, Lender shall pay to City all sums due City all sums due City by Lessee under said Lease on the date of termination of said Lease, plus all reasonable costs and expenses (including attorney’s fees) incurred by the City in connection with said termination and the preparation of a new lease.

13.           Lessee’s Partners.  No partner of the Lessee shall, other than to the extent of such partner’s interest in the assets of the Lessee, be personally liable to the City, or any successor in interest or person claiming through or under the City, in the event of any default or breach, or for or on account of any amount which may be or become due, or on any claim, cause or obligation whatsoever under the term of this Lease.

14.           Quiet Enjoyment.  City covenants that if, and so long as, Lessee keeps and performs each and every term and condition herein contained on the part of the Lessee to be kept and performed, Lessee shall quietly enjoy the parking spaces leased hereunder without hindrance or molestation by the City or by any other person lawfully claiming the same.

15.           Non-Disturbance and Attornment.  The City agrees that if Lender or any other mortgagee or party claiming under such mortgagee shall succeed to Lessee’s interest in this Lease, the City will recognize said Lender or mortgagee as its Lessee under the provisions of this Lease, provided that said Lender or mortgagee, during the period in which it shall be in possession of the parking spaces, and thereafter its successor in interest, shall assume all of the obligations of Lessee hereunder arising during such period of possession.

16.           Notices.  Any notice to be given hereunder shall be delivered or sent by certified mail, return receipt requested, to the following addresses:

Edgewater Place Limited Partnership c/o Unihab, Inc. 50 Church Street Cambridge, MA 02138 Attn: Jeffrey Baron	With Copy to: Sullivan & Worcester One Post Office Square Boston, MA 02109 Attn: Russ V.V. Bradley
and

St. James Properties, Inc. 314 Dartmouth Street Boston, MA 02116 Attn: Chris Flemming
The City of Cambridge Office of Community Development City Hall Annex 57 Inman Street Cambridge, MA 02139 Attn: Assistant City Manager for Community Development	With Copy to: John G. Wofford, Esq. Csaplar & Bok One Winthrop Square Boston, MA 02110
Old Stone Bank 180 S. Main Street Providence, Rhode Island 02903 Attn: Loan Administration, Real Estate Investment Group

18.           Successors and Assigns.  The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the respective successors, assigns and legal representatives of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to.

19.           The parties hereto agree that upon request of either party each will execute, acknowledge and deliver a short form of this lease in recordable form sufficient to satisfy the requirements of M.G.L. Chapter 183, Section 4.

Executed to take effect as a sealed instrument on the date first hereinabove set forth.

Edgewater Place Limited Partnership

	By:	Ten Canal Park Associates,
Genera Partner

	By:	Unihab, Inc., General Partner

	By:	/s/ Arthur Klipfel, III
Arthur Klipfel, III
Managing General Partner

City of Cambridge

	By:	/s/ Robert W. Healy
Robert W. Healy,
City Manager

Approved as to Form:
/s/ Russell B. Higley
Russell B. Higley
City Solicitor

FIRST AMENDMENT
to the
LEASE AGREEMENT FOR PARKING SPACES
in the
EAST CAMBRIDGE PARKING FACILITY – PHASE II
between
The City of Cambridge
and
Edgewater Place Limited Partnership
NOVEMBER 19, 1985

Whereas, the City of Cambridge (hereinafter “the Lesser”) has entered into a Lease Agreement (hereinafter “the Lease”) with Edgewater Place Limited Partnership (hereinafter “the Lessee”); and

Whereas, the parties desire to amend the Lease to conform to the conditions of the Lechmere Canal Development UDAG;

Therefore, the parties do mutually agree to amend the Lease as follows:

1.                                       In Paragraph 2, Delete the words “ninety-ninth (99th)” and substitute in place thereof the words “tenth (10th)”; and at the end of Paragraph 2 add the following sentence:  “The Lessee shall have sixteen (16) successive options to renew for additional terms of five years each.”

2.                                       Delete Paragraph 4 in its entirety and substitute in place thereof the following:

#4. Security.  Lessee shall provide to the Lessor security satisfactory to the Lessor for the payment of said rent as described in Paragraph 3 herein, including but not limited to a collateral assignment of leases between the Lessee, as developer of the Development, and the tenants of the Development for the amount of said rent payments.

3.                                       All other provisions of the Lease not specifically amended herein shall remain in full force and effect.

Executed to take effect as a sealed instrument on this day of August       , 1986.

Approved as to Form:	Edgewater Place Limited Partnership

	By:	Ten Canal Park Associates
/s/ Russell B. Higley		General Partner
Russell B. Higley
City Solicitor	By:	Unihab, Inc., General Partner

	By:	/s/ Arthur Klipfel, III
Arthur Klipfel, III
Managing General Partner

City of Cambridge

By:	/s/ Robert W. Healy
Robert W. Healy
City Manager

5.             Agree to cooperate fully with you in the event that you should at any time undertake to exercise your rights hereunder;

6.             Warrant that Tenant has fully complied with and fulfilled those of its responsibilities under said Construction Contract which would normally have been fulfilled at this stage;

7.             Agree that we will not enter into any amendment or modification of the Construction Contract without the written consent of your construction representative, Leggat McCall Property Management, Inc. (“LMPM”) and that no such amendment or modification will be binding upon you without the express written consent of LMPM;

8.             Agree that each Requisition submitted pursuant to the Construction Contract shall be accompanied by such lien releases, waivers, affidavits or other appropriate forms from us and our subcontractors and materialmen as you may reasonably require;

9.             Agree that we will not stop work on the Project or terminate the Construction Contract without first notifying you of Tenant’s default under the Construction Contract and giving you a reasonable opportunity to cure same.

Very truly yours,

Witness:

By:
Its:

2374D

Leggat McCall Properties

LEGGAT MCCALL PROPERTIES MANAGEMENT, L.P.

10 Post Office Square
Boston, MA 02109
617-422-7000
617-422-7099 Fax Management
617-422-7002 Fax Accounting

November 3, 1994

Ms. Joanne M. Wright
Director, Administrative Services and Facilities
Aspen Technology, Inc.
Ten Canal Park
Cambridge, MA 02114

Dear Joanne:

As you may be aware, the undersigned is interested in entering into a lease (the “Proposed Lease”) with Applied Paralled Technologies for approximately 3,480 rentable square feet of space (the “Space”) located on the sixth floor of Ten Canal Park, Cambridge, Massachusetts, as more specifically shown on Exhibit A hereto.

This letter shall confirm our agreement that Aspen Technology, Inc. hereby waives any and all rights of first refusal it may have with respect to the Space located on the sixth floor of Ten Canal Park, Cambridge, Massachusetts, as set forth in Exhibit D paragraph 2.  Right of First Refusal of the Lease dated January 30, 1992.  Notwithstanding the foregoing, Aspen Technology does not waive any and all other rights of first refusal.

Kindly indicate Aspen Technology, Inc.’s agreements to the foregoing by executing this letter where indicated, and returning it to me at your earliest convenience.

Sincerely,

TEACHERS INSURANCE & ANNUITY

ASSOC. OF AMERICA

By its Agent, Leggat McCall Properties

Management, L.P.

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/s/ Bradley F. McGill

Bradley F. McGill

Senior Leasing Manager

The foregoing is hereby agreed to and accepted

ASPEN TECHNOLOGY, INC.	Applied Paralled Technologies lease term shall terminate on
/s/ Mary A. Dean	August 31, 1996.
Duly Authorized Mary A. Dean, Senior Vice President, Finance, Chief Financial Officer

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